Exhibit 10.2

Execution Version

SIXTH AMENDMENT AND JOINDER TO CREDIT AGREEMENT

THIS SIXTH AMENDMENT AND JOINDER TO CREDIT AGREEMENT (this “Amendment”) is entered into effective as of June 15, 2017 (the “Sixth Amendment Effective Date”), among LONESTAR RESOURCES AMERICA INC., a Delaware corporation (“Borrower”), the Guarantors party hereto, CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”), the financial institutions executing this Amendment as Lenders (as defined in the Credit Agreement described herein, as amended hereby) (including the undersigned New Lender (as defined below)).

R E C I T A L S

A.    The Borrower, the financial institutions party thereto from time to time (the “Existing Lenders”) and Administrative Agent are parties to a Credit Agreement dated as of July 28, 2015, as amended or otherwise modified by a Limited Consent and Waiver dated as of October 7, 2015, a First Amendment to Credit Agreement dated as of April 29, 2016, a Second Amendment to Credit Agreement dated as of May 19, 2016, a Third Amendment to Credit Agreement dated as of July 22, 2016, a Fourth Amendment to Credit Agreement dated as of November 23, 2016, and a Fifth Amendment to Credit Agreement and Limited Waiver dated as of December 29, 2016 (as so amended or otherwise modified prior to the date hereof, the “Credit Agreement”).

B.    The Borrower has advised the Administrative Agent that the Parent (as defined in the Credit Agreement, as amended hereby), has entered into (i) the Marquis Purchase Agreement (as defined in the Credit Agreement, as amended hereby) and (ii) the Battlecat Purchase Agreement (as defined in the Credit Agreement, as amended hereby; together with the Marquis Purchase Agreement, the “Purchase Agreements” and each a “Purchase Agreement”), pursuant to which the Parent intends to acquire all of the “Assets” (as defined in each Purchase Agreement, collectively, the “Lonestar Assets”) and contribute, assign, or otherwise transfer, or cause Battlecat and Marquis, as applicable, to assign or otherwise transfer, the Assets to the Borrower and/or its Subsidiaries.

C.    The Borrower has advised the Administrative Agent and the Lenders that the Borrower intends to finance the acquisition of the Lonestar Assets, in part, with the proceeds of Loans.

D.    The Borrower has requested that (a) JPMorgan Chase Bank, N.A. (the “New Lender”) become a Lender under the Credit Agreement, as amended hereby, with a Commitment in an amount set forth opposite such New Lender’s name on Annex I of the Credit Agreement, as amended hereby and (b) the Lenders (including the New Lender) (i) increase the Borrowing Base to $160,000,000 and (ii) make certain other amendments to the Credit Agreement, each as set forth below.

E.    Texas Capital Bank, N.A. (the “Exiting Lender”) has requested to exit the credit facility evidenced by the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Same Terms.

(a)    All terms used herein which are defined in the Credit Agreement, as amended hereby, shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, (i) all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended or otherwise modified from time to time, and (ii) all references in the Loan Documents to the “Loan Documents” shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended or otherwise modified from time to time.

(b)    Section 1.04 of the Credit Agreement (as amended hereby) is hereby incorporated herein mutatis mutandis.

2.    Joinder of New Lender; Exiting Lender; and Reallocation of Commitments.

(a)    Joinder of New Lender.

(i)    The New Lender hereby joins, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement, as amended hereby, as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, as amended hereby, in each case to the same extent as if the New Lender was an original signatory thereto.

(ii)    Each of the parties hereto hereby agrees and confirms that after giving effect to this Amendment the Exiting Lender’s Commitment shall be $0, its commitments to lend and all obligations under the Credit Agreement shall be terminated, and the Exiting Lender shall cease to be a Lender for all purposes under the Loan Documents (other than in respect of any terms and conditions of the Credit Agreement (including, without limitation, Section 12.03 of the Credit Agreement), which by their terms survive any cancellation of commitments, repayment in full of any obligations or the termination of any existing Loan Document).

(b)    Representations and Warranties of New Lender. The New Lender hereby: (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, as amended hereby, (B) it satisfies the requirements, if any, specified in the Credit Agreement, as amended hereby, that are required to be satisfied by it in order to become a Lender under the Credit Agreement, as amended hereby, (C) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement, as amended hereby, as a Lender thereunder and shall have the obligations of a Lender thereunder, (D) it has received a copy of the Credit Agreement, as amended hereby, and has received or been accorded an opportunity to receive copies of the most recent financial statements delivered thereunder, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and to acquire or otherwise provide its Commitment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (E) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the Credit Agreement, as amended hereby, has been duly completed and executed by it and has been delivered to the Administrative Agent; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, as amended hereby, and (B) it will perform in accordance with the terms of the Loan Documents, as amended hereby, all of the obligations which by the terms of the Loan Documents, as amended hereby, are required to be performed by it as a Lender.

SIXTH AMENDMENT – Page 2

(c)    Reallocation of Revolving Credit Exposure. On the Sixth Amendment Effective Date, each of the Existing Lenders (including the Exiting Lender, but, for the avoidance of doubt, excluding the New Lender) under the Credit Agreement hereby sells, assigns, transfers and conveys to the Lenders hereunder (including the New Lender, but, for the avoidance of doubt, excluding the Exiting Lender), and each of Lenders (including the New Lender, but, for the avoidance of doubt, excluding the Exiting Lender) hereby purchases and accepts so much of the aggregate Commitments under, and Loans and participations in Letters of Credit outstanding under, the Credit Agreement such that, immediately after giving effect to this Amendment, including the amendments to the Credit Agreement set forth in Section 4 and Section 5 hereof, the relevant Commitments of each Lender (including the New Lender, but, for the avoidance of doubt, excluding the Exiting Lender) shall be as set forth on Annex I hereto (it being understood that (i) if any Letters of Credit are outstanding under the Credit Agreement as of the Sixth Amendment Effective Date, then each of the Lenders (including the New Lender, but, for the avoidance of doubt, excluding the Exiting Lender) shall have purchased and accepted from the Existing Lenders (including the Exiting Lender, but, for the avoidance of doubt, excluding the New Lender), a participation in such outstanding Letters of Credit based on its respective Applicable Percentage as reflected on Annex I hereto and (ii) any other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender (including the New Lender, but, for the avoidance of doubt, excluding the Exiting Lender) equals its Applicable Percentage (after giving effect to this Amendment) of the aggregate Revolving Credit Exposure of all Lenders (including the New Lender, but, for the avoidance of doubt, excluding the Exiting Lender). The foregoing assignments, transfers and conveyances are without recourse to any Existing Lender (including the Exiting Lender, but, for the avoidance of doubt, excluding the New Lender) and without any warranties whatsoever by the Administrative Agent or any Existing Lender (including the Exiting Lender, but, for the avoidance of doubt, excluding the New Lender) as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than that the warranty of any such Existing Lender (including the Exiting Lender, but, for the avoidance of doubt, excluding the New Lender) that it has not previously sold, transferred, conveyed or encumbered such interests.

3.    Borrowing Base Increase.

(a)    Subject to the terms of this Amendment, as of the Sixth Amendment Effective Date, the Borrowing Base shall be $160,000,000, and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement, as amended hereby.

(b)    The Borrowing Base established pursuant to this Section 3 shall constitute the initial Borrowing Base under the Credit Agreement, as amended hereby. The Lenders and the Borrower hereby waive any required notices, notice periods, and timing requirements under the Credit Agreement (both before and after giving effect to this Amendment) in connection with the establishment of the initial Borrowing Base under the Credit Agreement, as amended hereby.

4.    Amendments to Credit Agreement. Subject to the terms of this Amendment and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, as of the Sixth Amendment Effective Date, the Credit Agreement is hereby amended as set forth in Annex A hereto.

5.    Amendments to Annex I and Exhibits to Credit Agreement. Subject to the terms of this Amendment and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, as of the Sixth Amendment Effective Date:

(a)    Annex I (List of Maximum Credit Amounts) to the Credit Agreement is hereby deleted and replaced with Annex I hereto;

SIXTH AMENDMENT – Page 3

(b)    Exhibit A (Form of Note) to the Credit Agreement is hereby amended by deleting the words “the order of” in the first sentence therein;

(c)    Exhibit D (Form of Compliance Certificate) to the Credit Agreement is hereby deleted and replaced with Exhibit D hereto;

(d)    Exhibit H (Property Certificate) to the Credit Agreement is hereby amended by adding the words “as amended, restated, or otherwise modified from time to time, ” at the beginning of the first parenthetical therein;

(e)    Exhibit I (Reconciliation Schedule) to the Credit Agreement is hereby amended by adding the words “as amended, restated, or otherwise modified from time to time, ” at the beginning of the first parenthetical therein;

(f)    Exhibit J-1 (Form of U.S. Tax Compliance Certificate) to the Credit Agreement is hereby deleted and replaced with Exhibit J-1 hereto;

(g)    Exhibit J-2 (Form of U.S. Tax Compliance Certificate) to the Credit Agreement is hereby deleted and replaced with Exhibit J-2 hereto;

(h)    Exhibit J-3 (Form of U.S. Tax Compliance Certificate) to the Credit Agreement is hereby deleted and replaced with Exhibit J-3 hereto; and

(i)    Exhibit J-4 (Form of U.S. Tax Compliance Certificate) to the Credit Agreement is hereby deleted and replaced with Exhibit J-4 hereto.

6.    Conditions Precedent. The obligations and agreements of the Lenders (including the New Lender) as set forth in this Amendment are subject to the satisfaction (in the reasonable opinion of the Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Sixth Amendment Effective Date):

(a)    Sixth Amendment to Credit Agreement. The Administrative Agent shall have received executed counterparts of this Amendment from each of the Borrower, the Administrative Agent and the Lenders (including the New Lender) and the Exiting Lender.

(b)    Purchase Agreements. The Administrative Agent shall have received a fully-executed copy of each Purchase Agreement and the assignments (including exhibits, annexes, and schedules thereto) effecting the B&M Acquisitions and such other material side letters or agreements relating to the B&M Acquisitions. No Purchase Agreement shall have been amended or waived or modified by the Borrower or any of its Affiliates in a manner materially adverse to the interests of the Lenders, in their capacities as such, without the consent of the Arranger. For purposes of the foregoing, it is hereby understood and agreed that (i) a reduction in the purchase price for the Lonestar Assets by an amount in excess of 10% of the amount of the purchase price for the Lonestar Assets set forth in the applicable Purchase Agreement (without giving effect to any modifications, amendments, consents or waivers thereto) shall be deemed to be materially adverse to the Lenders, but otherwise a reduction in the purchase price for the Lonestar Assets on or prior to the Sixth Amendment Effective Date in connection with the B&M Acquisitions not

SIXTH AMENDMENT – Page 4

otherwise in accordance with the terms of the Purchase Agreements shall not be deemed to be materially adverse to the Lenders and (ii) any increase in purchase price for the Lonestar Assets shall not be deemed to be materially adverse to the extent funded by an increase in the Equity Contribution (as defined below) by an amount at least equal to such increase in purchase price. In the event that the Borrower and the Guarantors acquire less than 95% of the Recognized Value of the Borrowing Base properties evaluated in the Initial Acquisition Reserve Reports (as defined below) and allocated to the Lonestar Assets under the applicable Purchase Agreement, the Administrative Agent shall be permitted to adjust the Borrowing Base to reduce it by the Recognized Value of such Borrowing Base properties which are not acquired.

(c)    B&M Acquisition. The Administrative Agent shall have received evidence in form and substance satisfactory to it that simultaneously or substantially concurrently with the Borrowings made on the Sixth Amendment Effective Date, (i) the B&M Acquisitions have been consummated in all material respects in accordance with the terms of the Purchase Agreements after giving effect to any modifications, amendments, consents or waivers not prohibited by Section 6(b) above and (ii) the Lonestar Assets shall be contributed, assigned, or otherwise transferred to the Borrower and/or the Guarantors.

(d)    Initial Acquisition Reserve Reports. The Administrative Agent shall have received the Initial Acquisition Reserve Reports and projected cash flows of the Borrower and its Subsidiaries presented on a quarterly basis for the fiscal years ending 2017 and 2018 and presented on an annual basis for the fiscal years ending on 2019 and 2020, in each case, with respect to the Lonestar Assets; provided that such information need not be prepared in compliance with GAAP or Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)) (collectively, the “Required Information”). “Initial Acquisition Reserve Reports” means (i) that certain reserve report prepared by W.D. Von Gonten & Co. dated as of January 1, 2017 and (ii) that certain reserve report prepared by or under the supervision of the chief engineer of the Borrower dated as of April 1, 2017, each delivered by the Borrower to the Administrative Agent. The Administrative Agent acknowledges and agrees that as of May 25, 2017, it has received the Initial Acquisition Reserve Reports and the Required Information.

(e)    Equity Contribution Proceeds. The Administrative Agent shall have received evidence in form and substance, and on terms and subject to documentation, satisfactory to it that (i) the Parent, on the Sixth Amendment Effective Date, has received (or substantially concurrently with the initial Borrowing under the Credit Agreement, as amended hereby, will receive) net proceeds from the issuance of preferred Equity Interests by the Parent in an amount of no less than $78,000,000 (the “Equity Contribution”), which net proceeds shall have been applied to the purchase prices under the Purchase Agreements and/or contributed by the Parent to the Borrower in cash to be used to repay any amounts outstanding under the Second Lien Notes (as defined in the Credit Agreement), and (ii) Battlecat shall have received Equity Interests of the Parent which are convertible into $5,000,000 worth of common Equity Interests of the Parent as of the Sixth Amendment Effective Date and Marquis shall have received Equity Interests of the Parent which are convertible into 1,500,000 common Equity Interests of the Parent (subject to adjustment in accordance with the terms thereof), in each case, on terms and conditions reasonably acceptable to the Administrative Agent, as a portion of the consideration for the purchase price of the Lonestar Assets under the Battlecat Purchase Agreement or the Marquis Purchase Agreement, as applicable.

SIXTH AMENDMENT – Page 5

(f)    Redemption of Second Lien Notes. The Borrower shall have issued an irrevocable notice of redemption with respect to the Second Lien Notes held by Hotchkis and Wiley High Yield Fund and Hotchkis and Wiley Value Opportunities Fund in accordance with the Second Lien Documents.

(g)    Legal Opinions. The Administrative Agent shall have received a customary opinion of Latham & Watkins LLP, special New York and Texas counsel to the Borrower and the other Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent (which shall include, but not be limited to, opinions covering the matters described in Section 6(q)).

(h)    Solvency. The Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower substantially in the form attached hereto as Annex II certifying that the Loan Parties, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent.

(i)    PATRIOT Act. The Administrative Agent shall have received at least three (3) Business Days prior to the Sixth Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, in each case to the extent requested at least ten (10) Business Days prior to the Sixth Amendment Effective Date.

(j)    Secretary’s Certificates. The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or another officer of each Loan Party (i) setting forth (A) resolutions of its board of directors or other applicable governing body with respect to the authorization of such Loan Party to execute and deliver this Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (B) the officers of such Loan Party (y) who are authorized to sign this Amendment and the other Loan Documents to which such Loan Party is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment and the Credit Agreement, as amended hereby, and the transactions contemplated hereby and thereby, (C) specimen signatures of such authorized officers, and (D) the articles or certificate of incorporation or formation and bylaws or limited liability company agreements (or other Organizational Documents) of such Credit Party, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(k)    Good Standing Certificates. The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(l)    Mortgages and Title. The Administrative Agent shall have received (i) Mortgages (representing not less than 90% of the Recognized Value of the Borrowing Base properties included in the Initial Acquisition Reserve Reports) and (ii) with respect to the Lonestar Assets, Property Certificates for each Oil and Gas Property described as an exhibit to such Mortgages, which Property Certificates shall be in substantially the form of Exhibit H to the Credit Agreement, as amended hereby, containing the information as provided therein.

SIXTH AMENDMENT – Page 6

(m)    Lien Release. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all Liens on the Lonestar Assets (other than Excepted Liens) have been (or substantially concurrently with the initial Borrowing under the Credit Agreement, as amended hereby, will be) released or terminated, subject only to the filing of such applicable terminations and releases.

(n)    Availability. On the Sixth Amendment Effective Date, after giving effect to the extensions of credit under the Credit Agreement, as amended hereby, on the Sixth Amendment Effective Date, the Borrowing Base Utilization Percentage shall not be more than 80%.

(o)    Promissory Notes. The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note, dated as of the date hereof.

(p)    Closing Certificate. The Administrative Agent shall have received in form and substance satisfactory to it a certificate of a Responsible Officer of the Borrower certifying as to the matters described in Sections 6(b), (c), (e) (including, but not limited to, a certification as to the fully executed documentation governing the terms and conditions of the Equity Contribution copies of which shall be attached to such certificate), and (s).

(q)    Joinder of Eagleford 10. The Administrative Agent shall have received (i) joinder agreements, each duly executed by Eagleford Gas 10, LLC, a Texas limited liability company (“Eagleford 10”) and the Administrative Agent, in substantially the form attached as (A) Exhibit A to the Security Agreement dated as of July 28, 2015, by each of the Subsidiaries and Affiliates of the Borrower party thereto in favor of the Administrative Agent and (B) Exhibit A to the Unconditional Guaranty dated as of July 28, 2015, by each of the Subsidiaries and Affiliates of the Borrower party thereto in favor of the Administrative Agent, (ii) a UCC financing statement in form and substance reasonably satisfactory to the Administrative Agent listing Eagleford 10 as the debtor and the Administrative Agent as the secured party, and (iii) such other Security Instruments, documents, certificates, and instruments required to be delivered by a new Subsidiary under the Loan Documents, as amended hereby.

(r)    Fees and Expenses. The Administrative Agent shall have received payment of all fees and expenses due to the Arranger, the Administrative Agent and any Lender, in each case, in connection with this Amendment and the Credit Agreement, as amended hereby, and in the case of expenses and legal fees, to the extent invoiced in reasonable detail at least two (2) Business Days prior to the Sixth Amendment Effective Date (except as otherwise reasonably agreed by the Borrower) and required to be paid on the Sixth Amendment Effective Date.

(s)    Representations and Warranties. On and as of the Sixth Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, all Specified Representations and Specified Acquisition Agreement Representations shall be true and correct.

(t)    Repayment of Exiting Lender. The Exiting Lender shall have been paid (or will be paid substantially concurrent with the closing of this Amendment) an amount equal to the outstanding principal of such Exiting Lender’s Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to the Exiting Lender under the Credit Agreement; provided, however, that each Exiting Lender hereby waives any right to receive any payments under Section 5.02 of the Credit Agreement as a result of such payments.

SIXTH AMENDMENT – Page 7

7.    Certain Representations. Borrower represents and warrants that, as of the Sixth Amendment Effective Date: (a) Borrower has full power and authority to execute this Amendment, and this Amendment constitutes the legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any Governmental Authority or other Person is required for the execution, delivery and performance by Borrower of this Amendment. In addition, Borrower represents that after giving effect to this Amendment and the transactions contemplated hereby all representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement, as amended hereby, and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality) on and as of the Sixth Amendment Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date.

8.    Release of Guarantor. Subject to the terms of this Amendment, effective as of the Sixth Amendment Effective Date, the parties hereto (a) consent to the release and discharge of, and hereby release and discharge, Eagleford Gas 9, LLC, a Texas limited liability company (“Eagleford 9”), from its obligations under the Guaranty Agreement, the Security Agreement and any other Loan Document, and (b) agree and acknowledge that Eagleford 9 is no longer a Guarantor and no longer a Debtor (as defined in the Security Agreement), and is no longer a party to or bound by the Guaranty Agreement, the Security Agreement or any other Loan Document. No Guarantor or Debtor other than Eagleford 9 is released hereby. At Borrower’s expense, the Administrative Agent hereby agrees that, promptly upon the occurrence of the Sixth Amendment Effective Date, (a) it will deliver all Uniform Commercial Code termination statements reasonably requested by the Borrower that when filed in the appropriate filing office will effectuate, or reflect of public record, the release and discharge of any Liens and security interest granted by Eagleford 9 in favor of the Administrative Agent in connection with the Credit Agreement and in connection therewith, Administrative Agent authorizes Borrower or its designee, without further act of, or authorization from, Administrative Agent to file such termination statements and (b) it will deliver to or for the benefit of Eagleford 9 the originals of all certificates evidencing ownership of Equity Interests pledged by Eagleford 9 and related stock powers or similar instruments, and all other possessory collateral, in each case, if any. In addition, the Administrative Agent hereby agrees to execute and deliver to Borrower or its designee, at Borrower’s expense, such termination statements, mortgage releases and other documents and instruments evidencing termination of all security interests, liens, mortgages, assignments or other encumbrances that the Administrative Agent has or may have against the assets of Eagleford 9 in connection with the Credit Agreement and such additional documents as Borrower may reasonably request to carry out the terms of the release contemplated by this Section 8.

9.    Reaffirmation of Security Documents. Each Loan Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable and subsisting and create a security interest to secure the Obligations.

10.    Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the

SIXTH AMENDMENT – Page 8

Obligations, as such Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and its execution and delivery of this Amendment does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement, as amended hereby, or any of the other Loan Documents.

11.    No Further Amendments. Except as previously amended in writing or as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

12.    Acknowledgments and Agreements. Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower (a) waives any defense, offset, counterclaim or recoupment with respect thereto and (b) releases and discharges Administrative Agent and Lenders and their officers, directors, employees, agents, shareholders, affiliates and attorneys (the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or other demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which Borrower ever had, now has or claims to have or may have against any Released Party arising prior to the Sixth Amendment Effective Date and from or in connection with the Loan Documents or the transactions contemplated thereby, except those resulting from the gross negligence or willful misconduct of the Released Party, as determined by final non-appealable order of a court of competent jurisdiction. Borrower, Administrative Agent and each Lender do hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledge and agree that the Credit Agreement, as amended hereby, is and remains in full force and effect. Borrower acknowledges and agrees that its liabilities and obligations under the Credit Agreement, as amended hereby, and under the other Loan Documents, are not impaired in any respect by this Amendment. Any breach of any representations, warranties and covenants under this Amendment shall be an Event of Default under the Credit Agreement, as amended hereby (subject to applicable notice and cure periods as set forth in the Credit Agreement, as amended hereby).

13.    Limitation on Agreements. The amendments set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents, other than as specifically set forth herein, or (b) to prejudice any right or rights that Administrative Agent now has or may have in the future under or in connection with the Credit Agreement and the other Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. This Amendment shall constitute a Loan Document for all purposes.

14.    Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Amendment.

15.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement, as amended hereby.

16.    Invalidity. In the event that any one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect under any applicable Governmental Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

SIXTH AMENDMENT – Page 9

17.    Incorporation of Certain Provisions by Reference. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS. The other provisions of Section 12.09 of the Credit Agreement, as amended hereby, captioned “ Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.

18.    Entirety, Etc. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

SIXTH AMENDMENT – Page 10

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER:

LONESTAR RESOURCES AMERICA INC.

By:	/s/ Frank D. Bracken III
Name:	Frank D. Bracken, III
Title:	Chief Executive Officer

GUARANTORS:

ALBANY SERVICES L L C
AMADEUS PETROLEUM INC.
T-N-T ENGINEERING, INC.

Each By:	/s/ Frank D. Bracken III
Name:	Frank D. Bracken, III
Title:	President

EAGLEFORD GAS, LLC
EAGLEFORD GAS 2, LLC
EAGLEFORD GAS 3, LLC
EAGLEFORD GAS 4, LLC
EAGLEFORD GAS 5, LLC
EAGLEFORD GAS 6, LLC
EAGLEFORD GAS 7, LLC
EAGLEFORD GAS 8, LLC
EAGLEFORD GAS 10, LLC
LONESTAR OPERATING, LLC
LONESTAR RESOURCES, INC.
POPLAR ENERGY, LLC

Each By:	/s/ Frank D. Bracken III
Name:	Frank D. Bracken, III
Title:	Chief Executive Officer

SIXTH AMENDMENT – Signature Page

ADMINISTRATIVE AGENT/ISSUING BANK:

CITIBANK, N.A., as Administrative Agent and Issuing Bank

By:	/s/ Jarrod Bourgeois
Name:	Jarrod Bourgeois
Title:	Senior Vice President

LENDERS:

CITIBANK, N.A., as a Lender

By:	/s/ Jarrod Bourgeois
Name:	Jarrod Bourgeois
Title:	Senior Vice President

SIXTH AMENDMENT – Signature Page

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Director

SIXTH AMENDMENT – Signature Page

The undersigned is executing this Amendment for the sole purpose of Sections 2(a)(ii) and 2(c) hereof.

TEXAS CAPITAL BANK, N.A., as the Exiting Lender

By:	/s/ Bradley Kraus
Name:	Bradley Kraus
Title:	Vice President

SIXTH AMENDMENT – Signature Page

BOKF, N.A., as a Lender

By:	/s/ Colin Watson
Name:	Colin Watson
Title:	Senior Vice President

SIXTH AMENDMENT – Signature Page

COMERICA BANK, as a Lender

By:	/s/ Garrett R. Merrell
Name:	Garret R. Merrell
Title:	Assistant Vice President

SIXTH AMENDMENT – Signature Page

COMPASS BANK, as a Lender

By:	/s/ Kari McDaniel
Name:	Kari McDaniel
Title:	Vice President

SIXTH AMENDMENT – Signature Page

BARCLAYS BANK PLC, as a Lender

By:	/s/ May Huang
Name:	May Huang
Title:	Assistant Vice President

SIXTH AMENDMENT – Signature Page

JPMORGAN CHASE BANK, N.A., as the New Lender

By:	/s/ Theresa M. Benson
Name:	Theresa M. Benson
Title:	Authorized Officer

SIXTH AMENDMENT – Signature Page

ANNEX A

[See attached.]

SIXTH AMENDMENT – Annex A

[Annex A]

CREDIT AGREEMENT

DATED AS OF

JULY 28, 2015

AMONG

LONESTAR RESOURCES AMERICA INC.,

AS BORROWER,

CITIBANK, N.A.,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

CITIBANK, N.A.

AS SOLE LEAD ARRANGER AND SOLE BOOKRUNNER

ABN AMRO CAPITAL USA LLC

AS SYNDICATION AGENT

(AS AMENDED BY THE

FIRST AMENDMENT TO CREDIT AGREEMENT DATED AS OF APRIL 29, 2016,

SECOND AMENDMENT TO CREDIT AGREEMENT DATED AS OF MAY 19, 2016,

THIRD AMENDMENT TO CREDIT AGREEMENT DATED AS OF JULY 22, 2016,

FOURTH AMENDMENT TO CREDIT AGREEMENT DATED AS OF NOVEMBER 23, 2016,

FIFTH AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER DATED AS OF

DECEMBER 29, 2016 AND

SIXTH AMENDMENT AND JOINDER TO CREDIT AGREEMENT DATED AS OF JUNE 15,

2017)

i

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Swap Agreement Certificate
Exhibit F	Security Instruments
Exhibit G	Form of Assignment and Assumption
Exhibit H	Property Certificate
Exhibit I	Reconciliation Schedule
Exhibit J-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-3	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit J-4	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Schedule 7.05	Litigation
Schedule 7.06	Environmental
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.18	Material Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Current Swap Agreements
Schedule 9.02	Existing Debt
Schedule 9.03	Existing Liens
Schedule 9.05	Existing Investments

v

THIS CREDIT AGREEMENT dated as of July 28, 2015 is among LONESTAR RESOURCES AMERICA INC., a Delaware corporation duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; and CITIBANK, N.A., a national banking association (in its individual capacity, “Citibank”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.    The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B.    The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C.    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01.    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02.    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Act” has the meaning set forth in Section 12.18.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” has the meaning set forth in the Preamble.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied from time to time by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning set forth in Section 12.01(d).

“Agents” means, collectively, the Administrative Agent and other agents subsequently named; and “Agent” shall mean either the Administrative Agent or such other agent, as the context requires.

“Aggregate Maximum Credit Amount” at any time shall equal the sum of the Maximum Credit Amounts of the respective Lenders, as the same may be reduced or terminated pursuant to Section 2.06. The Aggregate Maximum Credit Amount as of the Sixth Amendment Effective Date is $500,000,000.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1%, and (c) the Adjusted LIBO Rate (based on an Interest Period of 30 days) in effect on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively; provided that if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption, including the FCPA.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Level	Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate	Letter of Credit Fee
1	<25%	2.50%	1.50%	0.500%	2.50%
2	≥25% <50%	2.75%	1.75%	0.500%	2.75%
3	≥50% <75%	3.00%	2.00%	0.500%	3.00%
4	≥75% <90%	3.25%	2.25%	0.500%	3.25%
5	≥90%	3.50%	2.50%	0.500%	3.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount as such percentage is set forth on Annex I or in any Assignment and Assumption pursuant to which any Lender became a party hereto, as may be adjusted pursuant to any assignment or amendment to this Agreement. If the Maximum Credit Amounts have terminated or expired, the Applicable Percentages shall be determined based upon the Maximum Credit Amounts most recently in effect, giving effect to any assignments.

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender, or (b) any other Person engaged in the business of writing Swap Agreements whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher and that is reasonably acceptable to the Administrative Agent, or (c) any other Person from time to time approved by the Required Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” means (a) W.D. Von Gonten & Co., (b) LaRoche Petroleum Consultants, Ltd., and (c) any other independent petroleum engineers reasonably acceptable to the Administrative Agent.

“Arranger” means Citibank, in its capacities as the sole lead arranger and sole bookrunner hereunder.

“ASC 815” means the Accounting Standards Codification No. 815 (Derivatives and Hedging), as issued by the Financial Accounting Standards Board.

“Asset Disposition” means the sale, assignment, lease, license, transfer, exchange or other disposition by any Loan Party of any Oil and Gas Property included in the Borrowing Base, provided that the sale of the Hydrocarbons in the ordinary course of business shall not be deemed to be an Asset Disposition.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.

“B&M Acquisitions” means, collectively, the Battlecat Acquisition and the Marquis Acquisition.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Battlecat” means Battlecat Oil & Gas, LLC, a Texas limited liability company.

“Battlecat Acquisition” means the acquisition by Parent, and contribution to Eagleford Gas 8, LLC, a Texas limited liability company, of the Assets (as defined the Battlecat Purchase Agreement) pursuant to the Battlecat Purchase Agreement.

“Battlecat Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of May 25, 2017 between Battlecat and Parent (together with all exhibits, annexes, and schedules thereto) as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by the Sixth Amendment.

“BDO” means BDO USA, LLP.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Base” has the meaning set forth in Section 2.07.

“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.

“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the Borrowing Base in effect on such day.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Dallas, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs that are capital in nature and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP.

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Bank or Lenders, as collateral for LC Exposure or obligations of Lenders to fund participations in respect of LC Exposure, cash or deposit account balances or, if the Administrative Agent and the Issuing Bank shall agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries having a fair market value in excess of $1,000,000.

“Change in Control” means (a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such person, entity or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders (a “Secondary Holder”), shall at any time have acquired direct or indirect beneficial ownership (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; provided that, a Secondary Holder may hold 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent without it being deemed a “Change in Control” if, and only if, the Permitted Holders hold a percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent that is greater than the percentage held by such Secondary Holder; or (b) the Parent (or any successor thereto) ceases to own directly or indirectly at least 99.99% of the issued and outstanding Equity Interests in the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Collateral” means all of the “Collateral” and Mortgaged Property referred to in the Security Instruments, and all of the other Property and other Equity Interests of the Loan Parties and other Persons that is or is intended under the terms of the Security Instruments to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b), and “Commitments” means the aggregate amount of the Commitments of all of the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base.

“Commitment Fee Rate” has the meaning set forth in the definition of “Applicable Margin”.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 12.01(d).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case held by the Borrower and its Consolidated Subsidiaries, with the exception of royalty payable funds kept in separate bank accounts in Lonestar Operating, LLC and T-N-T Operating, Inc.

“Consolidated Cash Balance Excess Period” has the meaning given such term in Section 3.04(c)(iv).

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or managers or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuing Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10(b)) upon delivery of written notice of such determination to the Borrower, the Issuing Bank and each Lender.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other scheduled payment constituting a return of capital, in the case of each of the foregoing, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EBITDAX” means, at any date, for the Borrower and the Consolidated Subsidiaries on a consolidated basis, net income, less non-cash revenue or expense associated with Swap Agreements resulting from ASC 815, less income or plus loss from discontinued operations and extraordinary items, plus income taxes (including franchise taxes to the extent based upon that income), plus interest expense, plus depreciation, accretion of asset retirement obligations, depletion, and amortization, plus IDC and other exploration expenses deducted in determining net income under successful efforts accounting, plus the amount of dividends or other similar distributions actually paid in cash by the Excluded Subsidiary to the Borrower or any Subsidiary during such period. For the purposes of calculating EBITDAX for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Disposition, EBITDAX for such Reference Period shall be calculated on a pro forma basis as if such Material Disposition occurred on the first day of such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, EBITDAX for such Reference Period shall be calculated on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means July 28, 2015.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.04(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.04(b)(iii)). Notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, “Eligible Assignee” shall not include any Loan Party or any Loan Party’s Affiliates or Subsidiaries.

“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, or the management, release or threatened release of any Hazardous Materials in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “

threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of Section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA or (f) the institution of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been established and maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, which do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) minor defects and irregularities in title to any Property which do not secure any monetary obligations and which in the aggregate do not materially impair use of such Property for the purposes for which such Property is held by the Borrower and any Subsidiary or materially impair the value of such Property subject thereto; (h) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (i) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced (and not stayed) and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excluded Account” means, individually or collectively as the context requires, (a) tax withholding accounts funded in the ordinary course of business or required by applicable law, in each case used solely for purposes of tax withholding, (b) deposit accounts used solely for funding payroll obligations, payroll taxes, workers compensation and employee benefits in the ordinary course of business, (c) zero balance accounts, (d) trust fund or other fiduciary accounts, in each case maintained for the sole benefit of any Person other than the Borrower or any of its Subsidiaries, and (e) those accounts that have an average daily balance or fair market value, as applicable, which in the aggregate, together with the average daily balance or fair market value, as applicable, of all such other accounts excluded pursuant to this clause (e), do not exceed $500,000; provided that if any account described in the foregoing clauses (a) through (e) is used for any purpose inconsistent with this definition it shall automatically cease to be an “Excluded Account” for purposes of this definition.

“Excluded Subsidiary” means Eagleford Gas 9, LLC, a Texas limited liability company.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.04(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.03(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing 8.750% Notes” means the “8.750% Senior Notes due 2019” issued by the Borrower pursuant to the Indenture dated as of April 4, 2014.

“Existing Credit Agreement” means that certain Credit Agreement dated as of March 14, 2013, as amended, by and among the Borrower, the lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it, provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(a).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means (a) each Subsidiary of the Borrower that guarantees or is required to guarantee the Obligations hereunder (including pursuant to Sections 6.01 and 8.14(b)) other than, for the avoidance of doubt, the Excluded Subsidiary, and (b) each other Person that guarantees the Obligations.

“Guaranty Agreement” means an agreement executed by one or more of the Guarantors in form and substance reasonably satisfactory to the Administrative Agent, unconditionally guaranteeing on a joint and several basis, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

“Headquarter Lease” has the meaning set forth in Section 9.07.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases (excluding coal and timber), or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature. Unless otherwise indicated herein, each reference to the term “Hydrocarbon Interests” shall mean Hydrocarbon Interests of the Borrower and its Subsidiaries.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom. Unless otherwise indicated herein, each reference to the term “Hydrocarbons” shall mean Hydrocarbons of the Borrower and its Subsidiaries.

“IDC” means Intangible Drilling and Development Costs, as defined in Section 263 of the Code.

“Indemnified Taxes” means(a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 12.03(c).

“Information” has the meaning set forth in Section 12.11.

“Initial Acquisition Reserve Reports” means (a) that certain reserve report prepared by W.D. Von Gonten & Co. dated as of January 1, 2017 and (b) that certain reserve report prepared by or under the supervision of the chief engineer of the Borrower dated as of April 1, 2017, each delivered by the Borrower to the Administrative Agent.

“Initial Reserve Report” means collectively, the report of W.D. Von Gonten & Co. and the report of LaRoche Petroleum Consultants, Ltd., each dated as of January 1, 2015, with respect to certain Oil and Gas Properties of the Borrower and its Subsidiaries.

“Initial Series A Preferred Stock” means the 80,000 shares of Series A Preferred Stock issued on the Sixth Amendment Effective Date.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest

Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period, subject to prepayment or repayment of the same in accordance with the Loan Documents. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).

“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).

“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Persons; (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means Citibank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Collection Account” has the meaning assigned such term in Section 2.08(j).

“LC Commitment” at any time means $2,500,000.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lenders” means the Persons listed on Annex I and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower (whether for itself or any Subsidiary as the account party), with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, provided that if the LIBO rate shall be less than zero, such rate will be deemed to be zero for purposes of this Agreement. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, provided that if the LIBO Rate shall be less than zero, such rate will be deemed to be zero for purposes of this Agreement.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Subsidiaries, as applicable, shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Property Certificate, any Reconciliation Schedule, the Security Instruments, the Second Lien Intercreditor Agreement and any other documents, certificates or agreements that are required to be delivered pursuant to any of the foregoing documents, together with any and all renewals, extensions and restatements of, and amendments and modifications to, any such agreements, documents and instruments, but excluding any Secured Swap Agreements and Secured Treasury Management Agreements.

“Loan Party” means as applicable, any of the Borrower and each Guarantor and “Loan Parties” means all of the foregoing.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Lonestar Assets” means, collectively, all of the “Assets” as defined in each of the Battlecat Purchase Agreement and the Marquis Purchase Agreement.

“Marquis” means SN Marquis LLC, a Delaware limited liability company.

“Marquis Acquisition” means the acquisition by Parent, and contribution to Eagleford Gas 10, LLC, a Texas limited liability company, of the Assets (as defined the Marquis Purchase Agreement) from pursuant to the Marquis Purchase Agreement.

“Marquis Purchase Agreement” means that certain Purchase and Sale Agreement, dated as of May 25, 2017 between SN Marquis LLC, a Delaware limited liability company and Parent (together with all exhibits, annexes, and schedules thereto) as the same may be amended, supplemented or otherwise modified from time to time to the extent permitted by the Sixth Amendment.

“Majority Lenders” means (a) at any time that there are three or more Lenders, three or more Lenders having Loans, LC Exposure and unused Commitments representing more than 50% of the sum of all Loans, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(d)) and (b) at any time that there are two or less Lenders, all Lenders; provided that, in any case, the Loans, LC Exposure and Commitment of any Defaulting Lender shall be disregarded for purposes of making a determination of Majority Lenders.

“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Borrower and its Subsidiaries in excess of $5,000,000.

“Material Adverse Effect” means (a) on the Sixth Amendment Effective Date, with respect to the Specified Representations and the Specified Acquisition Agreement Representations, a Material Adverse Effect as defined in each of the Battlecat Purchase Agreement and the Marquis Purchase Agreement and (b) after the Sixth Amendment Effective Date, a material adverse change in, or material adverse effect on (i) the business, operations, Property, condition (financial or otherwise) or prospects of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower, any Subsidiary or any Guarantor to perform any of its obligations under any Loan Document, (iii) the validity or enforceability of any Loan Document or (iv) the rights and remedies of or benefits available to the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.

“Material Disposition” means any disposition of Property or series of related dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non cash proceeds) in excess of $5,000,000.

“Material Gas Imbalance” means, with respect to all gas balancing agreements to which the Borrower or any Subsidiary is a party or by which any mineral interest owned by the Borrower or any Subsidiary is bound, a net gas imbalance to the Borrower or any Subsidiary, individually or taken as a whole in excess of $1,000,000. Gas imbalances will be determined based on written agreements, if any, specifying the method of calculation thereof, or, alternatively, if no such agreements are in existence, gas imbalances will be calculated by multiplying (x) the volume of gas imbalance as of the date of calculation (expressed in thousand cubic feet) by (y) the heating value in Btu’s per thousand cubic feet, times the Henry Hub average daily spot price for the month immediately preceding the date of calculation.

“Material Indebtedness” means as of any date of determination, Debt (other than the Loans and Letters of Credit) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding 5% of the Borrowing Base then in effect. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value thereof.

“Maturity Date” means the earlier of (a) July 28, 2020 and (b) the date that is 181 days prior to the earliest maturity date, any scheduled amortization, or any required repurchase or redemption (other than a required offer to repurchase or redeem as a result of change of control or asset sale) of any senior unsecured notes.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Bank in their reasonable discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Mortgaged Property” and “Mortgaged Properties” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Instruments.

“Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, assignments of proceeds of production, security documents and the like (including all amendments, modifications and supplements thereto) delivered pursuant to this Agreement in order to grant Liens in Oil and Gas Properties of the Borrower and its Subsidiaries for the ratable benefit of the Secured Parties.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 3(37) or 4001 (a)(3) of ERISA.

“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) (i) other than a Borrowing Base increase, requires the approval of all affected Lenders in accordance with the terms of Section 12.02 and (ii) has been approved by the Required Lenders, or (b) would increase the Borrowing Base and has been approved by the Super Majority Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Notes” means the promissory notes of the Borrower described in Section 2.02(d) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Obligations” means (a) any and all amounts owing or to be owing by the Borrower, any Subsidiary or any Guarantor or other Loan Party (including without limitation, all debts, liabilities, obligations, covenants and duties of each such Person, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising), and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate of any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding: (i) to the Administrative Agent, the Issuing Bank, any Lender or any other Secured Party under any Loan Document; (ii) to any Swap Lender under any Secured Swap Agreement (which shall be deemed to be the Swap Termination Value as of the date the amount of Obligations is being determined), and (iii) to any Treasury Management Party under any Secured Treasury Management Agreement, and (b) all renewals, extensions and/or rearrangements of any of the above; provided that notwithstanding anything to the contrary herein or in any Loan Document, “Obligations” shall not include, with respect to any Loan Party, any Excluded Swap Obligations of such Loan Party.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise indicated herein, each reference to the term “Oil and Gas Properties” shall mean Oil and Gas Properties of the Borrower and its Subsidiaries.

“Organizational Documents” mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non US jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.04(b)).

“Parent” means Lonestar Resources US Inc., a Delaware corporation.

“Participant” has the meaning set forth in Section 12.04(d).

“Participant Register” has the meaning set forth in Section 12.04(d).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Employee Loans” means those loans made by Borrower to certain employees, in an aggregate principal amount not exceeding $500,000, in order for such employees to pay certain tax liabilities, pursuant to notes maturing not more than two years after the Effective Date.

“Permitted Holders” means Chambers Energy Capital III, LP, Chambers Energy Management, LP and any affiliated funds managed by Chambers Energy Management, LP.

“Permitted Senior Debt” means Debt consisting of notes or bonds from time to time issued pursuant to one or more public or private capital markets financings; provided that:

(a)    the aggregate principal amount (or accreted value, if applicable) of all such Debt outstanding at any one time (without duplication and taking into account all concurrent payments or redemptions of Permitted Senior Debt with the proceeds of other Permitted Senior Debt) shall not exceed $300,000,000;

(b)    such Debt does not have any scheduled principal amortization prior to the date which is 91 days after the Maturity Date as in effect on the date such Permitted Senior Debt is incurred;

(c)    such Debt does not mature sooner than the date which is 91 days after the Maturity Date as in effect on the date such Permitted Senior Debt is incurred;

(d)    the non-default interest rate on the outstanding principal amount of such Debt does not exceed 12% per annum, and does not add scheduled recurring fees to the holders thereof;

(e)    any Subsidiary or other Person that guarantees such Debt shall also have guaranteed the Obligations pursuant to the Guaranty Agreement;

(f)    if such Debt is senior subordinated Debt, such Debt is expressly subordinate to the payment in full of all of the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent;

(g)    such Debt does not have any mandatory prepayment, redemption, defeasance, tender, sinking fund or repurchase provisions (other than customary change of control or asset sale tender offer provisions and provisions regarding prepayment from the net cash proceeds of certain debt issuances, in each case, to the extent required or allowed to be applied first to the Obligations);

(h)    such Debt is unsecured Debt and the Borrower shall be deemed to have represented and warranted to the Lenders, at the time of the incurrence of such Debt, that such Debt and any guarantees thereof are on terms, taken as a whole, not materially less favorable to the Borrower and its Subsidiaries as market terms for issuers of similar size and credit quality given the then prevailing market conditions as reasonably determined by the Borrower;

(i)    the financing documentation entered into by the Borrower and its Subsidiaries in connection therewith shall constitute Permitted Senior Debt Documents; and

(j)    such Debt is not redeemable at the option of the holder thereof prior to the date which is one 91 days after the Maturity Date as in effect on the date such Debt is incurred (other than pursuant to customary change of control or asset sale tender offer provisions).

“Permitted Senior Debt Documents” means, with respect to any Permitted Senior Debt, each indenture or other agreement pursuant to which such Permitted Senior Debt is issued or incurred, and any notes, certificates, security agreement, mortgage or other documents made or delivered by the Borrower or any Subsidiary in connection with such Permitted Senior Debt, as the same may be amended, modified or supplemented in accordance with Section 9.04(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Platform” has the meaning set forth in Section 12.01(d).

“Pledge Agreements” means one or more pledge agreements in form and substance reasonably satisfactory to the Administrative Agent pursuant to which the Equity Interests of a Subsidiary are pledged to the Administrative Agent for the ratable benefit of the Lenders to secure the payment of the Obligations and the reimbursement of obligations under the Letters of Credit, as such agreements may be amended, modified or supplemented from time to time.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Administrative Agent as its prime rate for loans in dollars; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by Administrative Agent as a general reference rate of interest, taking into account such factors as Administrative Agent may deem appropriate; it being understood that many of Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Production Report” shall have the meaning given such term in Section 8.01(o).

“Projected Production” means, for any calendar month, the internally forecasted, reasonably anticipated projected production of crude oil, natural gas and natural gas liquids from all Oil and Gas Properties of the Borrower and its Subsidiaries for such calendar month.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Property Certificate” means a certificate with respect to Oil and Gas Property in substantially the form of Exhibit H attached hereto.

“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).

“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).

“Proved Developed Producing Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the Reserve Definitions.

“Proved Reserves” means “Proved Reserves” as defined in the Reserve Definitions.

“Public Lender” has the meaning assigned to such term in Section 8.02.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Recognized Value” means the value, as determined or deemed to be determined by all of the Lenders or the Required Lenders, as applicable, attributed to the Oil and Gas Properties in the most recent determination of the Borrowing Base, based upon the discounted present value of the estimated net cash flow to be realized from the production of Hydrocarbons from such interests and the other standards specified in Section 2.07.

“Reconciliation Schedule” means a schedule substantially in the form of Exhibit I confirming that, except as set forth therein, (i) each well or unit described on the exhibits to the Mortgages is also included in the most recently delivered Reserve Report, and (ii) the respective net revenue interests and working interests for each well or unit described on the exhibits to the Mortgages are also the net revenue interests and working interests for the same well or unit included in the most recently delivered Reserve Report

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

“Register” has the meaning assigned such term in Section 12.04(c).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, managers, officers, employees, agents, trustees, administrators, representatives and advisors (including attorneys, accountants and experts) of such Person and of such Person’s Affiliates.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Required Lenders” means (a) at any time that there are three or more Lenders, three or more Lenders having Loans, LC Exposure and unused Commitments representing more than 66.67% of the sum of all Loans, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(d)) and (b) at any time that there are two or less Lenders, all Lenders; provided that, in any case, the Loans, LC Exposure and Commitment of any Defaulting Lender shall be disregarded for purposes of making a determination of Required Lenders.

“Required Swap Date” has the meaning assigned such term in Section 8.17.

“Reserve Definitions” means, at any time, the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at such time and reasonably acceptable to the Administrative Agent.

“Reserve Report” means the Initial Reserve Report, each of the Initial Acquisition Reserve Reports, and each other report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each January 1 or July 1 (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and the Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and Capital Expenditures with respect thereto as of such date, based upon the economic and pricing assumptions consistent with the Administrative Agent’s lending requirements at the time.

“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or any vice president of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, Redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Subsidiaries.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (including, at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or that is the subject of Sanctions, or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC, the U.S. Department of the Treasury or the U.S. Department of State.

“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).

“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Second Lien Discharge Date” has the meaning assigned such term in Section 8.18.

“Second Lien Documents” means the Second Lien Indenture and any and all credit or loan documents, instruments or agreements executed pursuant to or in connection with the Second Lien Indenture, in each case, together with all amendments, modifications, replacements, extensions and rearrangements thereof permitted by Section 9.04(b).

“Second Lien Indenture” means that certain Securities Purchase Agreement, dated as of August 2, 2016, by and among Borrower, Parent, Jefferies Finance LLC, as collateral agent, Juneau Energy, LLC, the other purchasers party thereto from time to time and Leucadia National Corporation, pursuant to which any Second Lien Notes are issued by the Borrower, as amended, supplemented and otherwise modified from time to time prior to and as in effect on the Sixth Amendment Effective Date.

“Second Lien Intercreditor Agreement” means an Intercreditor Agreement in form and substance reasonably acceptable to the Majority Lenders, among Administrative Agent, the administrative agent, collateral agent or other agent under the Second Lien Indenture, and the Borrower and the Guarantors, as the same may from time to time, as reasonably approved by the Majority Lenders, be amended, modified, supplemented or restated in accordance with the provisions of Section 9.04(b).

“Second Lien Notes” means the senior secured second lien notes issued by the Borrower under the Second Lien Indenture and outstanding as of the Sixth Amendment Effective Date in an aggregate stated principal amount not to exceed $17,000,000 (not including any interest paid-in-kind pursuant to the terms of such Second Lien Notes), which Debt is intended to be secured on a junior basis by any collateral securing the Obligations, provided that such Debt is permitted to be incurred and remain outstanding hereunder pursuant to Section 9.02(k) and any Liens securing such Debt are permitted pursuant to Section 9.03(e), as in effect on the Sixth Amendment Effective Date.

“Secondary Holder” has the meaning set forth in the definition of “Change in Control”.

“Secured Parties” means the Administrative Agent, each Lender, each Swap Lender and each Treasury Management Party.

“Secured Swap Agreement” means any Swap Agreement between the Borrower or any Subsidiary and any Swap Lender; provided that the term “Secured Swap Agreement” shall not include any transactions entered into after the time that such Swap Lender ceases to be a Lender or an Affiliate of a Lender.

“Secured Treasury Management Agreement” means any Treasury Management Agreement that is entered into by and between the Borrower and any Treasury Management Party.

“Security Agreements” means one or more security agreements in form and substance reasonably satisfactory to the Administrative Agent pursuant to which a security interest in all of the assets of the Borrower or a Subsidiary is granted to the Administrative Agent for the ratable benefit of the Lenders to secure the payment of the Obligations and the reimbursement of obligations under the Letters of Credit, as such agreements may be amended, modified or supplemented from time to time.

“Security Instruments” means the Guaranty Agreements, the Security Agreements, the Pledge Agreements, the Mortgages, and other agreements, instruments or certificates described or referred to in Exhibit F, and any and all other agreements, instruments, consents or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than Secured Swap Agreements, Secured Treasury Management Agreements and participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for or to guarantee the payment or performance of the Obligations, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.

“Series A Preferred Stock” means the shares of Series A convertible preferred stock issued by the Parent to Chambers Energy Capital III, LP pursuant to the Series A Preferred Stock Certificate of Designation.

“Series A Preferred Stock Certificate of Designation” means, collectively, (a) the Certificate of Designations of Convertible Participating Preferred Stock, Series A-1 dated as of the Sixth Amendment Effective Date and as in effect as of such date and (b) the Certificate of Designations of Convertible Participating Preferred Stock, Series A-2 dated as of the Sixth Amendment Effective Date and as in effect as of such date.

“Sixth Amendment” means that certain Sixth Amendment and Joinder to Credit Agreement among the Borrower, the Guarantors party thereto, the Lenders party thereto, the Issuing Bank, and the Administrative Agent dated as of the Sixth Amendment Effective Date.

“Sixth Amendment Effective Date” has the meaning specified in the Sixth Amendment.

“Specified Acquisition Agreement Representation” means each representation and warranty made by or on behalf of Battlecat in the Battlecat Purchase Agreement or Marquis in the Marquis Purchase Agreement, in each case, as is material to the interests of the Lenders, but only to the extent that Parent (or its applicable assignee) has the right to terminate its obligations under the Battlecat Purchase Agreement or the Marquis Purchase Agreement, as applicable, or to decline to consummate any B&M Acquisition, as a result of a breach of such representation in the Battlecat Purchase Agreement or the Marquis Purchase Agreement, as applicable.

“Specified Representations” means the representations and warranties set forth in Section 7.01, Section 7.02, Section 7.03(c), Section 7.08, the second, third and fourth sentences of Section 7.21, Section 7.22 (as of the Sixth Amendment Effective Date), Section 7.24, and Section 7.25.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means: (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower; provided that, the Excluded Subsidiary shall be deemed not to be a Subsidiary of the Borrower except for purposes of Section 7.06, the first sentence of Section 7.09, Section 7.24, Section 8.04, Section 8.09, and Section 8.10(a).

“Super Majority Lenders” means (a) at any time that there are three or more Lenders, three or more Lenders having Loans, LC Exposure and unused Commitments representing more than 80% of the sum of all Loans, LC Exposure and unused Commitments at such time (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(d)) and (b) at any time that there are two or less Lenders, all Lenders; provided that, in any case, the Loans, LC Exposure and Commitment of any Defaulting Lender shall be disregarded for purposes of making a determination of Super Majority Lenders.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, forward sale of production, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement and (c) any and all agreements, contracts or transactions that constitute a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Agreement Certificate” has the meaning given such term in Section 8.01(f).

“Swap Lender” means any Person that is a counterparty to a Swap Agreement with the Borrower or any Subsidiary, which Swap Agreement was entered into prior to the time, or during the time, that such Person was a Lender or an Affiliate of a Lender (including any such Swap Agreement in existence prior to the date hereof), even if such Person subsequently ceases to be a Lender or an Affiliate of a Lender; provided that, so long as any Lender is a Defaulting Lender, such Lender will not be a Swap Lender with respect to any Swap Agreement entered into while such Lender was a Defaulting Lender.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination” means any Swap Agreement, which has been given value in the then effective Borrowing Base, (a) is terminated or (b) is not fully performed for any reason by the counterparty thereto (unless such counterparty is a Non-Defaulting Lender or an Affiliate of a Non-Defaulting Lender).

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Synthetic Lease” means, as to any Person, any lease (including a lease that may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the Property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.

“Total Debt” means, at any date, all Debt of the Borrower and the Consolidated Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under ASC 815, (ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP, and (iii) Debt permitted under Section 9.02(d) that is secured by cash or cash equivalents in amounts equal to such Debt.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Obligations and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Treasury Management Agreement” means any agreement to provide cash management services, including treasury, depositing, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Treasury Management Party” means any Person that is a Lender or an Affiliate of a Lender, in its capacity as a party to such Treasury Management Agreement, provided that, so long as any Lender is a Defaulting Lender, such Lender will not be a Treasury Management Party with respect to any Treasury Management Agreement entered into while such Lender was a Defaulting Lender.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(g).

“Wholly-Owned Subsidiary” means (a) any Subsidiary of which all of the outstanding Equity Interests, on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries or (b) if permitted by this Agreement, any Subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction, provided that the Borrower, directly or indirectly, owns the remaining Equity Interests in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly-Owned Subsidiary.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.03.    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04.    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law or regulation shall be construed as referring to such law or regulation as amended, modified, codified, supplemented or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement, (g) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including, cash, securities, accounts and contract rights. References in this Agreement and the other Loan Documents to “reasonable”, “reasonably” and words of similar import when applied to any request or demand which the Lender is permitted to make hereunder or under any other Loan Document or as applied to a determination of the reasonableness of the amount or the incurrence of any expense shall be interpreted and construed from the perspective of a lender in a senior credit facility where such lender is regulated by various governmental agencies, seeks a high level of assurance regarding the operations, collateral position, condition (financial or otherwise) and Properties of the Borrower and other Persons guaranteeing or otherwise connected to such facility and seeks a high level of assurance and advice regarding its rights and duties under the Loan Documents, and the Borrower and any other Person guaranteeing or otherwise connected to such facility shall comply with such request or demand or accept such determination unless the Borrower or such other Person proves that such request, demand or determination is or was unreasonable.

Section 1.05.    Accounting Terms and Determinations; GAAP.

(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Financial Statements, except as otherwise specifically prescribed herein.

(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrower and its Subsidiaries or to the determination of any amount for the Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

(d)    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.06.    Amounts of Letters of Credit. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that, in determining whether the LC Exposure is greater than the LC Commitment, with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.07.    Joint Preparation; Construction of Indemnities and Releases. This Agreement and the other Loan Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel, and no rule of construction shall apply hereto or thereto which would require or allow any Loan Document to be construed against any party because of its role in drafting such Loan Document. All indemnification and release of liability provisions of this Agreement shall be construed broadly (and not narrowly) in favor of the Persons receiving indemnification or releases of liability.

Section 1.08.    Determination of Time. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable) in Dallas, Texas.

ARTICLE II

The Credits

Section 2.01.    Commitments. Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Lender agrees to make Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.

Section 2.02.    Loans and Borrowings.

(a)    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)    Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

(d)    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent,

Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. In addition to the accounts and records referred to above, each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

Section 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., one Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or sent by facsimile or electronic transmission to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    the aggregate amount of the requested Borrowing;

(ii)    the date of such Borrowing, which shall be a Business Day;

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v)    the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing);

(vi)    the Consolidated Cash Balance (without regard to the requested Borrowing) and the pro forma Consolidated Cash Balance (giving effect to the requested Borrowing) as of the end of the third Business Day after such requested Borrowing will be funded; and

(vii)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation (1) that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base) and (2) that as of the end of the third Business Day after such requested Borrowing will be funded, after giving pro forma effect to the requested Borrowing, the Consolidated Cash Balance shall not exceed $10,000,000.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04.    Interest Elections.

(a)    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or sent by facsimile or electronic transmission to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If such Interest Election Request does not specify a Type, then the Borrower shall be deemed to have selected an ABR Borrowing.

(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default or a Borrowing Base Deficiency has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05.    Funding of Borrowings.

(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender (x) in the case of ABR Loans, prior to 12:00 noon on the date of the proposed Borrowing and (y) otherwise, prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to the Type of Loan elected by the Borrower with respect to such amount. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such

Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.06.    Termination and Reduction of Aggregate Maximum Credit Amounts.

(a)    Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.

(b)    Optional Termination and Reduction of Aggregate Credit Amounts.

(i)    The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.

(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.

Section 2.07.    Borrowing Base.

(a)    Borrowing Base. The term “Borrowing Base” means, as of the date of the determination thereof, the designated loan value as calculated by all of the Lenders or the Required Lenders (and including any Lenders who have been deemed to have approved such Borrowing Base), as applicable, in their sole discretion assigned to the discounted present value of future net income accruing to the Mortgaged Property, based upon the Lenders’ in-house evaluation of the Mortgaged Property. The Lenders’ or Required Lenders’ (and including any Lenders who have been deemed to have approved such Borrowing Base) determination of the Borrowing Base will be made in accordance with then-current practices, economic and pricing parameters, methodology, assumptions, and customary procedures and standards established by each such Lender from time to time for its petroleum industry customers. For the period from and including the Sixth Amendment Effective Date to but excluding the first Redetermination Date thereafter, the amount of the Borrowing Base shall be $160,000,000, unless otherwise adjusted pursuant to the terms of this Agreement.

(b)    Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on or about May 1st and November 1st of each year. In addition, the Borrower may, by notifying the Administrative Agent thereof, one time during any 12-month period, and the Administrative Agent may, one time during any 12-month period, at the direction of the Required Lenders, by notifying the Borrower thereof, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07.

(c)    Scheduled and Interim Redetermination Procedure.

(i)    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and (c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and (c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Required Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in its sole discretion, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria as it exists at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts.

(ii)    The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A)    in the case of a Scheduled Redetermination (x) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on or before April 1st and October 1st of such year following the date of delivery or (y) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and

(B)    in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.

(iii)    Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. All decisions regarding the Borrowing Base shall be made by each Lender in its sole discretion. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such non-response shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or been deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders or the Required Lenders, as applicable, have not approved or been deemed to have approved, as aforesaid, the Proposed Borrowing Base, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to all of the Lenders or the Required Lenders, as applicable, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.07(d).

(d)    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:

(i)    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on May 1st or November 1st, as applicable, following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

(ii)    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e) or otherwise hereunder, whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.

(e)    Borrowing Base Reductions.

(i)    If the sum of (A) the Recognized Value of the aggregate of Asset Dispositions occurring in any period between Scheduled Redeterminations, plus (B) the Recognized Value of Swap Terminations occurring in the same period exceeds 5% of the then effective Borrowing Base, then the Borrowing Base shall be reduced in an amount determined by the Administrative Agent in its discretion in accordance with the standards set forth in Section 2.07(a) taking into account both Recognized Value or attributed value of such Asset Dispositions and the Recognized Value given to such Swap Agreements. Any redetermination of the Borrowing Base pursuant to this Section 2.07(e) shall not be considered an Interim Redetermination requested by Administrative Agent within the meaning of Section 2.07(b).

(ii)    The Borrowing Base may be reduced as provided in Section 8.13(c).

(iii)    If the Borrower incurs any Permitted Senior Debt in reliance on Section 9.02(j) after the Sixth Amendment Effective Date, then the Borrowing Base then in effect shall be reduced immediately upon the date of such incurrence by an amount equal to the product of (A) 0.25 multiplied by (B) the difference between (I) the proceeds resulting from such issuance, minus (II) the amount of such proceeds applied to repay any outstanding Permitted Senior Debt. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder. For purposes of this Section 2.07(e)(iii), if any such Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.

(f)    Borrowing Base Deficiency.

(i)    If, at any time, a Borrowing Base Deficiency exists, then Administrative Agent shall give notice to Borrower of such Borrowing Base Deficiency (such notice, a “Borrowing Base Deficiency Notice”), and Borrower shall within 15 days following receipt of such Borrowing Base Deficiency Notice elect whether to (A) prepay an amount which would, if prepaid immediately, reduce the total Revolving Credit Exposures to the amount of the Borrowing Base, (B) mortgage such other Oil and Gas Properties as are acceptable to the Required Lenders, pursuant to security documents acceptable to Administrative Agent having Recognized Values which, in the opinion of the Required Lenders, based upon the Required Lenders’ evaluation of the engineering data provided them, taken in the aggregate are sufficient to increase the Borrowing Base to an amount at least equal to the total Revolving Credit Exposures, or (C) do any combination of the foregoing as is acceptable to Administrative Agent such that the Borrowing Base is an amount at least equal to the total Revolving Credit Exposure. If Borrower fails to make an election within 15 days after Borrower’s receipt of the Borrowing Base Deficiency Notice, then Borrower shall be deemed to have selected the prepayment option specified in clause (A) above.

(ii)    Borrower shall deliver such prepayments or mortgages of additional Oil and Gas Properties in accordance with its election (or deemed election) pursuant to clause (f)(i) above as follows:

(A)    Prepayment Elections. If Borrower elects (or is deemed to have elected) to prepay an amount in accordance with clause (f)(i)(A) above, then Borrower may make such prepayment in one installment within 45 days after Borrower’s notice of its election (or date of deemed election) or, if no Event of Default exists, in six equal consecutive monthly installments beginning within 45 days after Borrower’s notice of its election (or date of deemed election) and continuing on the same day of each month thereafter.

(B)    Elections to Mortgage Additional Oil and Gas Properties. If Borrower elects to mortgage additional oil and gas properties in accordance with clause (f)(i)(B) above, then (1) such property shall be acceptable to Administrative Agent and the Required Lenders with Recognized Values determined by Administrative Agent and the Required Lenders in accordance with this Section 2.07 and (2) Borrower shall execute, acknowledge and deliver to Administrative Agent security instruments acceptable to Administrative Agent within 45 days after Borrower’s notice of its election (or such longer time as determined by Administrative Agent); provided, however (x) if none of the additional Oil and Gas Properties offered by Borrower are acceptable to the Required Lenders, Borrower shall be deemed to have elected the prepayment option specified in clause (f)(i)(A) (and Borrower shall make such prepayment in accordance with clause (f)(ii)(A)); and (y) if the aggregate Recognized Values of additional Oil and Gas Properties which are acceptable to the Required Lenders are insufficient to eliminate the Borrowing Base Deficiency, then Borrower shall be deemed to have selected the option specified in clause (f)(i)(C) (and Borrower shall make prepayment and deliver security instruments as provided clause (f)(ii)(C)).

(C)    Combination Elections. If Borrower elects (or is deemed to have elected) to eliminate the Borrowing Base Deficiency by a combination of prepayment and mortgaging of additional Oil and Gas Properties in accordance with clause (f)(i)(C), then within 45 days after Borrower’s notice of its election (or date of deemed election) (or such longer time as determined by Administrative Agent), Borrower shall execute, acknowledge and deliver to Administrative Agent security instruments reasonably acceptable to Administrative Agent covering such additional Oil and Gas Properties and pay

Administrative Agent the amount by which the Borrowing Base Deficiency exceeds the Recognized Values of such additional Oil and Gas Properties in one installment within 45 days after Borrower’s notice of its election (or date of deemed election) or, if no Event of Default exists, in six equal consecutive monthly installments beginning within 45 days after notice of its election (or date of deemed election) and continuing on the same day of each month thereafter.

Section 2.08.    Letters of Credit.

(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period; provided that (i) the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof and (ii) the minimum amount of any such Letter of Credit shall be $50,000. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or send by facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv)    specifying the amount of such Letter of Credit;

(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and

(vi)    specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).

Each notice shall constitute a representation by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments (i.e. the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is eighteen months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, eighteen months after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date; provided, however, that a Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or such longer period as may be specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.

(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)    Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed in writing or by facsimile or electronic transmission) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)    Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)    Cash Collateral - Default. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent (the “LC Collection Account”), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the

Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on the LC Collection Account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the LC Collection Account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantors’ obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collection Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collection Account. Moneys in the LC Collection Account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to Cash Collateralize the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within 3 Business Days after all Events of Default have been cured or waived.

(k)    Cash Collateral – Defaulting Lender. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Exposure, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.08(k) or Section 2.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.08(k) following (A) the elimination of the applicable Fronting Exposure (including, without limitation, by the termination of Defaulting Lender status of the applicable Lender or reduction of the Fronting Exposure), or (B) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.10, the Person providing Cash Collateral and the Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such cash collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(iv)    Any payment of Cash Collateral by the Borrower shall be without prejudice to any claim the Borrower may have against the applicable Defaulting Lender.

Section 2.09.    Collateral.

(a)    Mortgaged Property. The payment and performance of the Notes and all of the other Obligations hereunder and under the Loan Documents and under the Secured Swap Agreements and under Secured Treasury Management Agreements shall be secured by a first and superior Lien (subject to Excepted Liens) against the interest of the Borrower and each Subsidiary in a portion of their Oil and Gas Properties, the Recognized Value of which represents at least 90% of the Recognized Value of all of their proved Oil and Gas Properties, pursuant to the terms of one or more Mortgages in favor of the Administrative Agent for the ratable benefit of the Secured Parties, which Mortgages shall be reasonably satisfactory in form and substance to the Administrative Agent.

(b)    Guarantees and Pledges of Equity Interests. The payment and performance of the Notes and all of the other Obligations hereunder and under the Loan Documents, and under the Secured Swap Agreements and Secured Treasury Management Agreements, (A) shall be unconditionally guaranteed by each Subsidiary pursuant to one or more Guaranty Agreements, and (B) shall be secured by a first priority Lien (subject to Excepted Liens) against the Equity Interests of each Subsidiary pursuant to a Pledge Agreement. Reference is made to Section 8.14 of this Agreement for further provisions with respect to additional Guarantors and additional collateral.

(c)    Personal Property of Borrowers and Subsidiaries. The payment and performance of the Notes and all of the other Obligations hereunder and under the Loan Documents and under Secured Swap Agreements and under Secured Treasury Management Agreements shall also be secured by a first priority Lien (subject to Excepted Liens) against all personal property of the Borrowers and each Subsidiary pursuant to the terms of one or more Security Agreements in favor of the Administrative Agent for the ratable benefit of the Secured Parties which shall be in form and substance reasonably acceptable to the Administrative Agent.

Section 2.10.    Defaulting Lenders.

(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 12.02.

(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.08(k); fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.08(k); sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees.

(A)     No Defaulting Lender shall be entitled to receive any commitment fee under Section 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)    Each Defaulting Lender shall be entitled to receive fees under Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.08(k).

(C)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Exposure that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 6.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Maximum Credit Amount. Subject to Section 12.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in Section 2.08(k).

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)    New Letters of Credit. So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III

Payments of Principal and Interest; Prepayments; Fees

Section 3.01.    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

Section 3.02.    Interest.

(a)    ABR Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b)    Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c)    Post-Default Rate. Notwithstanding the foregoing, (i) if an Event of Default has occurred and is continuing, or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c), then all Loans outstanding, in the case of an Event of Default, and such overdue amount, in the case of a failure to pay amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, and (ii) during any Borrowing Base Deficiency (after the expiration of the cure periods provided in Section 2.07(f)), all Loans outstanding at such time shall bear interest, after as well as before judgment, at the rate then applicable to such Loans, plus the Applicable Margin, if any, plus an additional two percent (2%), but in no event to exceed the Highest Lawful Rate.

(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

(f)    No Fees Paid to Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if a Lender becomes a Defaulting Lender, then all fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.

Section 3.03.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b)    the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, facsimile or electronic transmission as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective (and shall be deemed to be a request for an ABR Borrowing), and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04.    Prepayments.

(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed in writing) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02 and any break funding payments required by Section 5.02.

(c)    Mandatory Prepayments.

(i)    If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as Cash Collateral as provided in Section 2.08(j).

(ii)    If, other than upon any adjustment to the Borrowing Base pursuant to Section 2.07(e), a Borrowing Base Deficiency exists, then the Borrower shall take such actions as required by Section 2.07(f) to cure such Borrowing Base Deficiency, including making any prepayment required by such section.

(iii)    If, upon any adjustments to the Borrowing Base pursuant to Section 2.07(e), a Borrowing Base Deficiency exists, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, and (B) if any Borrowing Base Deficiency remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such Borrowing Base Deficiency to be held as Cash Collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of Cash Collateral on the date it or any Subsidiary receives cash proceeds as a result of such Asset Disposition or Swap Termination, as the case may be; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.

(iv)    If, at any time, (A) there are outstanding Borrowings or LC Exposure and (B) the Consolidated Cash Balance exceeds $10,000,000 as of the end of any four consecutive Business Days (such four Business Day period, the “Consolidated Cash

Balance Excess Period”), then the Borrower shall, on or before the end of such Consolidated Cash Balance Excess Period, (x) prepay the Borrowings in an aggregate principal amount equal to such excess as of the end of the Consolidated Cash Balance Excess Period, and (y) if any excess remains after prepaying all of the Borrowings as a result of any LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j), in each case.

(v)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(vi)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.

(d)    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.

(e)    No Effect on Swap Agreements. Prepayments permitted or required under this Section 3.04 shall not affect the Borrower’s obligation to continue making payments under any Swap Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of such Swap Agreement.

Section 3.05.    Fees.

(a)    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Margin on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Payments

Section 4.01.    Payments Generally; Pro Rata Treatment; Sharing of Payments.

(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 11:00 a.m., on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans and participations in LC Disbursements and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements and other amounts owing them; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower, each Subsidiary, each Guarantor and each other Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower, each Subsidiary, each Guarantor and each other Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower, each Subsidiary, each Guarantor and each other Loan Party in the amount of such participation.

Section 4.02.    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03.    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Obligations and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (a) the

Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

ARTICLE V

Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01.    Increased Costs.

(a)    Increased Costs, Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, Loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)    impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Issuing Bank or other Recipient, the Borrower will pay to such Lender, the Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the

Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.02.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), or (e) the replacement of a Non-Consenting Lender in accordance with the terms of Section 5.04(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03.    Taxes.

(a)    Issuing Bank. For purposes of this Section 5.03, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Payment of Other Taxes by the Borrower. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Borrower. The Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability shall be delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, and shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 5.03, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)    Status of Lenders.

(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent (or as prescribed by law) as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable,, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-3 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the

Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.03 (including by the payment of additional amounts pursuant to this Section 5.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)    Survival. Each party’s obligations under this Section 5.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.04.    Mitigation Obligations; Replacement of Lenders.

(a)    Designation of Different Lending Office. If any Lender requests compensation under Section 5.01 or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to

Section 5.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender (other than a Defaulting Lender) in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 5.01 or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, and in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.04(a) or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.04(b)), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.01 or Section 5.03) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

(i)    the Borrower shall have received the prior written consent of the Administrative Agent and paid to the Administrative Agent the assignment fee specified in Section 12.04,

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.02), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts),

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments thereafter,

(iv)    such assignment does not conflict with the applicable law, and

(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 5.05.    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

Conditions Precedent

Section 6.01.    Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until each of the following conditions is satisfied (or waived in accordance with Section 12.02) on the Effective Date:

(a)    The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the reasonable fees and expenses of Winstead PC, counsel to the Administrative Agent).

(b)    The Borrower shall have deposited $5,000 with Winstead PC, counsel for the Administrative Agent, to be held by such counsel and applied toward payment of costs and expenses for recordation of the Mortgages, as provided pursuant to Section 12.03(a). If such deposit exceeds the amount of such costs and expenses, the excess shall be returned to the Borrower. If such deposit is less than such costs and expenses, the deficit shall be paid by Borrower pursuant to Section 12.03(a).

(c)    The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary, Responsible Officer or other duly authorized officer reasonably satisfactory to the Administrative Agent of the Borrower and each Guarantor, each setting forth (i) resolutions of its board of directors or board of managers (or equivalent body) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws, or certificate of formation and partnership agreement, or certificate of formation and limited liability company agreement (as the case may be) of the Borrower, and each Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(d)    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(e)    The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the Effective Date.

(f)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(g)    The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note dated as of the date hereof.

(h)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement and the other Security Instruments described on Exhibit F. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

(i)    be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a), (b), (c), (d) and (f) of the definition thereof, but subject to the provisos at the end of such definition) on at least 80% of the total Recognized Value of the Oil and Gas Properties evaluated in the Initial Reserve Report; and

(ii)    have received certificates, together with undated, blank stock powers (if applicable) for each such certificate, representing all of the certificated issued and outstanding Equity Interest of each Person the Equity Interest of which are required to be pledged pursuant to the Loan Documents.

(i)    The Administrative Agent shall have received an opinion of DuBois, Bryant & Campbell, LLP, counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.

(j)    The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12 and either (i) a letter from the Borrower’s insurance agent in a form reasonably acceptable to Administrative Agent or (ii) copies of the policies of insurance evidencing that the Borrower is carrying insurance in accordance with Section 7.12.

(k)    The Administrative Agent shall have received title opinions and other title information and data as the Administrative Agent may reasonably request satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Report.

(l)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Borrower and its Subsidiaries.

(m)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

(n)    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a certificate covering the matters described in Section 8.12(c).

(o)    The Administrative Agent shall have received appropriate UCC search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries (other than Excepted Liens identified in clauses (a), (b), (c), (d), (f) and (h) of the definition thereof, but subject to the provisos at the end of such definition) for each of the following jurisdictions: Delaware, Texas, Montana, and any other jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(p)    The Administrative Agent shall have received Property Certificates for each Oil and Gas Property described as an exhibit to a Mortgage.

(q)    The Administrative Agent shall have received evidence of the payment in full of all amounts due under the Existing Credit Agreement, the termination of all commitments to lend thereunder and the release of all Liens securing such obligations and any other obligations secured thereby.

(r)    The Administrative Agent and the Lenders shall have received, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA Patriot Act.

(s)    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., on July 31, 2015 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed closing date specifying its objection thereto.

Section 6.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including any initial funding on the Effective Date), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing; provided, that this clause (a) shall not apply to any Borrowing on the Sixth Amendment Effective Date to fund a portion of cash consideration payable in connection with the B&M Acquisitions or to pay transaction costs and expenses in connection with the B&M Acquisitions.

(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect; provided, that this clause (b) shall not apply to any Borrowing on the Sixth Amendment Effective Date to fund a portion of cash consideration payable in connection with the B&M Acquisitions or to pay transaction costs and expenses in connection with the B&M Acquisitions.

(c)    The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date; provided, that the only representations and warranties that shall be required to be true and correct on and as of the Sixth Amendment Effective Date for any Borrowing on the Sixth Amendment Effective Date to fund a portion of cash consideration payable in connection with the B&M Acquisitions or to pay transaction costs and expenses in connection with the B&M Acquisitions, shall be the Specified Representations and the Specified Acquisition Agreement Representations.

(d)    The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document; provided, that this clause (d) shall not apply to any Borrowing on the Sixth Amendment Effective Date to fund a portion of cash consideration payable in connection with the B&M Acquisitions or to pay transaction costs and expenses in connection with the B&M Acquisitions.

(e)    (i) The Consolidated Cash Balance as of the day of the Borrowing Request and (ii) the pro forma Consolidated Cash Balance as of the end of the third Business Day after such Borrowing will be funded, in each case, shall not exceed $10,000,000; provided, that this clause (e) shall not apply to any Borrowing on the Sixth Amendment Effective Date to fund a portion of cash consideration payable in connection with the B&M Acquisitions or to pay transaction costs and expenses in connection with the B&M Acquisitions.

(f)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (e).

ARTICLE VII

Representations and Warranties

The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that:

Section 7.01.    Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02.    Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s powers under its Organizational Documents and have been duly authorized by all necessary action (including, without limitation, any action required to be taken by any class of managers, directors, partners or owners of Equity Interests of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to Debtor Relief Laws or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03.    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, shareholders, partners or any class of managers, directors, or partners, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, and (iii) consents by, required notices to, or other actions by state and federal governmental entities in connection with the assignment of state and federal oil and gas leases or other interests therein that are customarily obtained subsequent to such assignments, (b) will not violate any applicable law or Organizational Documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents and, at any time prior to the Second Lien Discharge Date, the Liens created under the Second Lien Documents to the extent permitted hereunder and under the Second Lien Intercreditor Agreement).

Section 7.04.    Financial Condition; No Material Adverse Change.

(a)    The financial statements of Borrower heretofore furnished to the Lenders present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(b)    Since December 31, 2016, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Borrower and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices in all material respects.

(c)    Neither the Borrower nor any Subsidiary has on the date hereof any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements.

Section 7.05.    Litigation.

(a)    Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b)    Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 7.06.    Environmental Matters. Except as set forth in Schedule 7.06 or that could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a)    neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b)    no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws.

(c)    all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary have not received written notice stating that they are not in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d)    to Borrower’s knowledge, all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws.

(e)    the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws.

(f)    to the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g)    neither the Borrower nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment, except as referred to or reflected or provided for in the Financial Statements.

Section 7.07.    Compliance with Laws and Agreements; No Defaults.

(a)    Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

(c)    No Default has occurred and is continuing.

Section 7.08.    Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09.    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of Borrower, adequate. No Tax Lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.

Section 7.10.    ERISA.

(a)    The Borrower, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b)    Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c)    No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA.

(d)    No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e)    Full payment when due has been made of all amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f)    The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(g)    Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h)    Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i)    Neither the Borrower, the Subsidiaries nor any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code due to a Plan amendment that results in a material increase in current liability for the Plan.

Section 7.11.    Disclosure; No Material Misstatements. The Borrower has disclosed or delivered to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Subsidiary to the Administrative Agent or any Lender or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no fact known to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Administrative Agent or the Lenders by or on behalf of the Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby (other than industry wide risks normally associated with the types of businesses conducted by Borrower and its Subsidiaries). There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Borrower and the Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.

Section 7.12.    Insurance. The Borrower has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are commercially reasonable and usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries. The Administrative Agent has been named as an additional insured in respect of such liability insurance policies, and the Administrative Agent in its capacity as such has been named as loss payee with respect to Property loss insurance.

Section 7.13.    Restriction on Liens. Neither the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement (other than the Permitted Senior Debt Documents, Capital Leases creating Liens permitted by Section 9.03(c), but then only on the Property subject of such Capital Lease, and, at any time prior to the Second Lien Discharge Date, the Second Lien Intercreditor Agreement and Second Lien Documents), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Obligations and the Loan Documents.

Section 7.14.    Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries. Each Subsidiary on such schedule is a Wholly-Owned Subsidiary and is a Consolidated Subsidiary.

Section 7.15.    Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Lonestar Resources America Inc.; and the organizational identification number of the Borrower in its jurisdiction of organization is 5282689 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(n) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(n) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(n)).

Section 7.16.    Properties; Titles, Etc.

(a)    Each of the Borrower and the Subsidiaries has good and defensible title to its respective Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to, or valid leasehold interests in, licenses of, or rights to use, all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Subsidiary’s net revenue interest in such Property. The ownership by the Borrower or any Subsidiary of the Hydrocarbons and the undivided interests therein specified on the exhibits to the Mortgages are the same interests reflected in the most recently delivered Reserve Report.

(b)    All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

(c)    The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d)    All of the Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

(e)    Each of the Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.17.    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, and subject to the prior rights and limitations of Borrower as an owner of any non-operated working interests, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property of the Borrower or any Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements (except with respect to horizontal wells permitted by Governmental Authority), and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties) of the Borrower or such Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with the Borrower’s or its Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).

Section 7.18.    Material Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no Material Gas Imbalances, take or pay or other prepayments which would require the Borrower or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

Section 7.19.    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on 60 days’ notice or less without penalty or detriment for the sale of production from the Borrower’s or its Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the date hereof.

Section 7.20.    Swap Agreements. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(f), sets forth, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.21.    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to provide working capital for exploration and production operations, to refinance Debt under the Existing Credit Agreement, to redeem the Second Lien Notes as contemplated by Section 8.18(b), to fund a portion of the cash consideration payable in connection with the B&M Acquisitions, to pay transaction costs and expenses in connection with the B&M Acquisitions and for other general corporate purposes. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit, directly or indirectly (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (z) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.22.    Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.23.    International Operations. None of the Borrower and its Subsidiaries own, and have not acquired or made any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties located outside of the geographical boundaries of the United States or in the offshore federal waters of the United States of America.

Section 7.24.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and/or procedures designed to ensure compliance by the Borrower and the Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower and the Subsidiaries and their respective officers and employees and, to the knowledge of the Borrower, their respective directors and officers, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower and the Subsidiaries or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement by Borrower or its Subsidiaries will violate any Anti-Corruption Law or applicable Sanctions.

Section 7.25.    Security Instruments. The Mortgages are effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Borrower’s and each Guarantor’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices of the Counties in which the Oil and Gas Properties are located, the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and each Guarantor in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 9.03.

ARTICLE VIII

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder, and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed and all other Obligations have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 8.01.    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by BDO or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.

(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (beginning with the fiscal quarter ending June 30, 2015), its unaudited consolidated balance sheet and related unaudited statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(c)    Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 (or, if later, the most recently delivered audited financial statements pursuant to Section 8.01(a)) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(d)    Certificate of Accounting Firm — Defaults. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

(e)    Annual Budget. Within thirty (30) days after the end of each fiscal year of the Borrower, a report, in a form satisfactory to the Administrative Agent, prepared by or on behalf of the Borrower detailing on a monthly basis (i) the projected production of Hydrocarbons by the Borrower and the Subsidiaries and the assumptions used in calculating such projections, (ii) a proposed annual operating budget for the Borrower and the Subsidiaries for such fiscal year, (iii) the projected capital expenditures to be incurred by the Borrower and the Subsidiaries, with a breakdown of those capital expenditures to be used for the development of proved undeveloped reserves in the Oil and Gas Properties of the Borrower and the Subsidiaries, and the assumptions used in calculating such projections, and (iv) such other information as may be reasonably requested by the Administrative Agent.

(f)    Certificate of Financial Officer – Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a certificate of a Financial Officer (a “Swap Agreement Certificate”), in form of Exhibit E hereto, setting forth as of the last Business Day of the fiscal quarter or fiscal year for which such financial statements are being delivered, a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

(g)    Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.

(h)    Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the board of directors (or other governing body) of the Borrower or any such Subsidiary, to such letter or report.

(i)    SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any of its Subsidiaries with any securities commission having jurisdiction over such Person, including the Australian Securities Exchange or any other national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be. Documents required to be delivered pursuant to this clause (i) may be delivered electronically and if so delivered shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

(j)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement (including, without limitation, the Second Lien Documents and the Permitted Senior Debt Documents), other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(k)    Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of the names and addresses of the Persons purchasing Hydrocarbons from the Borrower or any Subsidiary per Section 8.12(c)(v).

(l)    Notice of Sales of Oil and Gas Properties and Swap Terminations. In the event the Borrower or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties (other than Hydrocarbons in the ordinary course of business) or any Equity Interests in any Subsidiary in accordance with Section 9.12, prior written notice of such disposition, the price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent or any Lender. In the event Borrower or any Subsidiary receives notice or otherwise has knowledge of any Swap Termination, prompt written notice thereof.

(m)    Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

(n)    Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change (i) in the Borrower or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number, if any.

(o)    Production Reports and Lease Operating Statements. Within 45 days after the end of each fiscal quarter, a report (a “Production Report”) setting forth, for each calendar month during the then current fiscal year to date, (i) the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, individually and in the aggregate, and (ii) the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.

(p)    Material Gas Imbalance Reports. If there are any Material Gas Imbalances, then within 45 days after the end of each fiscal quarter, a report setting forth, for the quarter during the then current fiscal year to date, the existence of any Material Gas Imbalances listed on a property-by-property basis.

(q)    Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to any of the Permitted Senior Debt Documents or the Organizational Documents of the Borrower or any Subsidiary.

(r)    Permitted Senior Debt Incurrence. Written notice that it is considering incurring Permitted Senior Debt at least five (5) Business Days prior to the proposed incurrence of such Permitted Senior Debt. In connection therewith the Borrower will from time to time provide to the Administrative Agent copies of existing drafts of the Permitted Senior Debt Documents as requested by the Administrative Agent, and the Borrower will also promptly deliver to the Administrative Agent and the Lenders copies, certified by a Responsible Officer as true and complete, of each Permitted Senior Debt Document following the incurrence of any Permitted Senior Debt.

(s)    Second Lien Notes Incurrence. Written notice at least five (5) Business Days prior to the closing of any Second Lien Notes offering or issuance, the amount thereof and the anticipated date of closing and a copy of the final offering memorandum (if any) and any other material documents relating to such offering or issuance of Second Lien Notes; provided that, if a final offering memorandum is not available at such time, then the Borrower shall promptly deliver the same to the Administrative Agent once available. In connection therewith the Borrower will from time to time provide to the Administrative Agent copies of existing drafts of the Second Lien Documents as requested by the Administrative Agent, and the Borrower will also promptly deliver to the Administrative Agent and the Lenders copies, certified by a Responsible Officer as true and complete, of each Second Lien Document following the incurrence of any Second Lien Notes.

(t)    PATRIOT Act. Promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(u)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary or Affiliate (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.

Section 8.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

(a)    the occurrence of any Default;

(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, is reasonably expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, at their option, make available to the Lenders and the Issuing Bank the Communications by posting the Communications on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or any of the other Loan Parties, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Communications that are to be made available to Public Lenders that Borrower determines is not material non-public information shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the other Agents, the Arrangers, the Issuing Bank and the Lenders to treat such Communications as not containing any material non-public information with respect to the Borrower, any of the Loan Parties, or any of their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Communications constitute Information, they shall be treated as set forth in Section 12.11); (y) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent, the other Agents and each of the Arrangers shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 8.03.    Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.

Section 8.04.    Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Borrower or any Subsidiary.

Section 8.05.    Performance of Obligations under Loan Documents. The Borrower will pay the Loans according to the terms hereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06.    Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b)    operate and maintain in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the gathering, transportation or processing of Hydrocarbons and other minerals therefrom, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect, any pipelines, compressor stations, wells, gas or crude oil processing facilities, field gathering systems, tanks, tank batteries, pumps, pumping units, fixtures, valves, fittings, machinery, parts, engines, boilers, meters, apparatus, appliances, tools, implements, casing, tubing, rods, cables, wires, towers, surface and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are useful or necessary to conduct normal operations relating to gathering, transportation, processing or removal of Hydrocarbons and other minerals therefrom.

(c)    keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties, any gas or crude oil processing facilities or equipment and other material Properties, including, without limitation, all equipment, machinery and facilities.

(d)    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

(e)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties, any gas or crude oil processing facilities and other material Properties.

(f)    operate its Oil and Gas Properties, any gas or crude oil processing facilities and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties, gas or crude oil processing facilities and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements, except, in each case, in those circumstances where a reasonably prudent operator under similar circumstances and in accordance with customary industry practice would be prudent not to do so, and the failure to comply could not reasonably be expected to have a Material Adverse Effect.

To the extent the Borrower is not the operator of any Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07.    Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent in its capacity as such as “additional insured” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08.    Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities in accordance with GAAP to the extent applicable thereto. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 8.09.    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, (a) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) maintain in effect and enforce policies and/or procedures designed to ensure compliance by the Borrower, the Subsidiaries and each of their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

Section 8.10.    Environmental Matters.

(a)    The Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause its Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to any oil, oil and gas waste, hazardous substance or solid waste that could reasonably be expected to form the basis for a claim for damages or compensation; and (vi) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be reasonably necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(b)    The Borrower will promptly, but in no event later than five days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000, not fully covered by insurance, subject to normal deductibles.

(c)    The Borrower will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future Material Acquisitions of Oil and Gas Properties or other Properties.

Section 8.11.    Further Assurances.

(a)    The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent, including a Reconciliation Schedule, to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be necessary or appropriate, in the sole discretion of the Administrative Agent, in connection therewith.

(b)    The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property or other Property covered by the Lien of the Security Instruments without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or such other Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12.    Reserve Reports.

(a)    On or before April 1st and October 1st of each year, commencing October 1, 2017, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding January 1st and July 1st, respectively. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report prepared by an Approved Petroleum Engineer.

(b)    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report prepared by an Approved Petroleum Engineer. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.

(c)    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections, and the Borrower does not warrant that the same will prove to be accurate, (ii) the Borrower or its

Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no Material Gas Imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except Hydrocarbons sold in the ordinary course and other Oil and Gas Properties as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties (other than Hydrocarbons sold in the ordinary course of business) sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof, (vi) attached to the certificate is a list of the names and addresses of the purchasers which accounted for at least 75% of the total natural gas and oil revenues of the Borrower and its Subsidiaries during the 12-month period ended as of the immediately preceding December 31 or June 30, as applicable and (vii) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and demonstrating the percentage of the total value of the proved Oil and Gas Properties that the value of such Mortgaged Properties represent in compliance with Section 8.14(a).

(d)    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders an engineering update based upon then-current SEC pricing (an “SEC Report”). Borrower may (but is not obligated to) provide additional SEC Reports to Administrative Agent and the Lenders not more than one time during each fiscal quarter.

Section 8.13.    Title Information.

(a)    On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a) and at such other times as Agent shall reasonably request, the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the Recognized Value of the proved Oil and Gas Properties evaluated by such Reserve Report.1

(b)    If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens (other than Excepted Liens described in clauses (e), (g) and (h) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the

[1]	NTD: if Title Requirement is not satisfied prior to amendment effective date, 30 day post-closing period to be added.

Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on at least 80% of the Recognized Value of the proved Oil and Gas Properties evaluated by such Reserve Report.

(c)    If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information covering 80% of the Recognized Value of the proved Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead the Administrative Agent shall have the right to exercise the following remedy in its sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent is not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Administrative Agent to cause the Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the Recognized Value of the proved Oil and Gas Properties. This new Borrowing Base shall become effective immediately after receipt of such notice.

Section 8.14.    Additional Collateral; Additional Guarantors.

(a)    In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vii)) to ascertain whether the Mortgaged Properties represent at least 90% of the Recognized Value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 90% of such Recognized Value, then the Borrower shall, and shall cause its Subsidiaries to, grant, within thirty (30) days of delivery of the certificate required under Section 8.12(c), to the Administrative Agent as security for the Obligations a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will represent at least 90% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary grants a Lien on its Oil and Gas Properties to the Administrative Agent for the ratable benefit of the Secured Parties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(b)    The Borrower shall promptly cause each Subsidiary (other than, for the avoidance of doubt, the Excluded Subsidiary) to guarantee the Obligations pursuant to a Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Subsidiary to, promptly, (i) pledge all of the Equity Interests of such new Subsidiary pursuant to a Pledge Agreement (including, without limitation, delivery of original stock certificates, if any, evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (ii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(c)    If the Borrower elects to provide additional Mortgaged Properties in lieu of making any mandatory prepayment pursuant to Section 3.04(c), then the Borrower shall, or shall cause its Subsidiaries (other than, for the avoidance of doubt, the Excluded Subsidiary) to, grant to the Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to Excepted Liens) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments. All such Liens will be created and perfected by and in accordance with the provisions of Mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Subsidiary places such a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(d)    In the event that (i) the Required Lenders waive the provisions of Section 9.15 to permit the Borrower or any Domestic Subsidiary to become the owner of a Foreign Subsidiary (such waiver to be granted in the sole discretion of the Required Lenders), and (ii) such Foreign Subsidiary has total assets in excess of $1,000,000, then the Borrower shall promptly, or shall cause such Domestic Subsidiary to promptly, guarantee the Obligations pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Domestic Subsidiary to, (i) execute and deliver a supplement to the Guaranty Agreement, (ii) pledge 65% of all the Equity Interests of such Foreign Subsidiary (including, without limitation, delivery of original stock certificates evidencing such Equity Interests of such Foreign Subsidiary, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) and (iii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

(e)    The Borrower agrees that it will not, and will not permit any Subsidiary to, grant a Lien on any Property to secure the Second Lien Notes without first (i) giving prior written notice as set forth in the Second Lien Intercreditor Agreement to the Administrative Agent thereof and (ii) granting to the Administrative Agent to secure the Obligations a first-priority, perfected Lien on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent. In connection therewith, the Borrower shall, or shall cause its Subsidiaries to, execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

Section 8.15.    ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in Section 406 of ERISA or in Section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer of the Borrower, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate, as applicable, is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of Section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of Section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.16.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under each Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 8.16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.16, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until all of the Obligations have been fully and finally paid. Each Qualified ECP Guarantor intends that this Section 8.16 constitute, and this Section 8.16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 8.17.    Required Swap Agreements. Not later than 20 days following the Sixth Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion) (the “Required Swap Date”), the Borrower shall or shall have caused another Loan Party to, enter into and maintain Swap Agreements with one or more Approved Counterparties to hedge notional amounts of crude oil and natural gas, as applicable, covering not less than (a) for each calendar month during the period of 24 consecutive full calendar months following the Required Swap Date, seventy percent (70%) of the Projected Production from the total Proved Developed Producing Reserves of the Borrower and its Subsidiaries for such calendar month, calculated separately; and (b) for each calendar month during the period of 12 consecutive full calendar months following the period of 24 consecutive months specified in clause (a), fifty percent (50%) of the Projected Production from the total Proved Developed Producing Reserves of the Borrower and its Subsidiaries for such calendar month, calculated separately.

Section 8.18.    Post-Amendment Obligations.

(a)    Not later than 60 days after the Sixth Amendment Effective Date, which date may be extended in the Administrative Agent’s reasonable discretion, the Borrower shall (a) close any deposit account, securities account or commodity account (that does not constitute an Excluded Account) at or with any banking or other financial institution that is not a Lender, (b) establish new deposit accounts, securities accounts and/or commodity accounts with Lenders and deposit any Collateral from the accounts closed pursuant to clause (a) in such newly established accounts, and (c) in respect of each of the accounts described in clause (b) (that does not constitute an Excluded Account), deliver to the Administrative Agent a control agreement signed by the Administrative Agent, the depository bank, the other parties thereto and the applicable Loan Party, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, covering the applicable deposit account, securities account or commodity account.

(b)    Not later than 30 days after the Sixth Amendment Effective Date, which date may be extended in the Administrative Agent’s reasonable discretion (such date, the “Second

Lien Discharge Date”), the Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all amounts outstanding under the Second Lien Notes have been paid in full, that the Second Lien Documents (as defined in the Sixth Amendment) have been terminated and that any security interests in connection therewith have been released or terminated.

(c)    Not later than 30 days after the Sixth Amendment Effective Date, which date may be extended in the Administrative Agent’s reasonable discretion, the Administrative Agent shall have received title information (including customary title opinions, information or reports or other documents) consistent with usual and customary standards for the geographic regions in which the Borrowing Base properties and acquired Oil and Gas Properties are located with respect to not less than 80% of the value of the Oil and Gas Properties included in the Borrowing Base (including, for the avoidance of doubt, the Lonestar Assets included in the Borrowing Base).

ARTICLE IX

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, and all other Obligations have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 9.01.    Financial Covenants.

(a)    Ratio of Total Debt to EBITDAX. The Borrower will not, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2017, permit its ratio of Total Debt as of such time to EBITDAX to exceed 4.00 to 1.00. EBITDAX shall be calculated at the end of each fiscal quarter using the results of the twelve-month period ending with that fiscal quarter end; provided, that (i) for purposes of calculating EBITDAX for the period ending September 30, 2017, EBITDAX shall be calculated using an amount equal to the EBITDAX for the fiscal quarter ending on such date multiplied by four; (ii) for purposes of calculating EBITDAX for the period ending December 31, 2017, EBITDAX shall be calculated using an amount equal to the EBITDAX for the fiscal quarter ending on such date multiplied by two; and (iii) for purposes of calculating EBITDAX for the period ending March 31, 2018, EBITDAX shall be calculated using an amount equal to the EBITDAX for the fiscal quarter ending on such date multiplied by 4/3.

(b)    Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, commencing with the fiscal quarter ending September 30, 2017, its ratio of (i) consolidated current assets of the Borrower and the Consolidated Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under ASC 815) to (ii) consolidated current liabilities of the Borrower and the Consolidated Subsidiaries (excluding non-cash obligations under ASC 815 and current maturities under this Agreement) to be less than 1.0 to 1.0.

Section 9.02.    Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a)    the Notes or other Obligations arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Obligations;

(b)    accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c)    Debt under Capital Leases not to exceed $1,000,000;

(d)    Debt associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties;

(e)    intercompany Debt between the Borrower and any Subsidiary or between Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by either the Borrower or a Guarantor shall be subordinated to the Obligations on terms set forth in the Guaranty Agreement;

(f)    endorsements of negotiable instruments for collection in the ordinary course of business;

(g)    Debt existing on the date hereof and disclosed to the Lenders on Schedule 9.02;

(h)    Debt approved by the Required Lenders and subordinated to Borrower’s obligations to Lenders in a manner acceptable to the Administrative Agent in its sole discretion;

(i)    other Debt not to exceed $1,000,000 in the aggregate at any one time outstanding;

(j)    Permitted Senior Debt and any guarantees thereof; provided that (i) the aggregate principal amount (or accreted value, if applicable) of all Permitted Senior Debt outstanding at any one time (without duplication, and taking into account all concurrent payments or redemptions of Permitted Senior Debt with the proceeds of other Permitted Senior Debt, to the extent otherwise permitted hereunder) shall not exceed $300,000,000, (ii) the Borrower shall comply with Section 8.01(r); and (iii) the Borrowing Base then in effect shall be adjusted to the extent required by Section 2.07(e)(iii), and the Borrower shall make any prepayment required by Section 3.04(c)(iii). Upon each such incurrence of Permitted Senior Debt, the Borrower shall be deemed to represent and warrant to the Lenders that both before and immediately after giving effect to the incurrence of such Permitted Senior Debt (and any concurrent repayment of other Permitted Senior Debt refinanced with such Permitted Senior Debt then being incurred, as the case may be, with the proceeds of such incurrence), no Event of Default shall occur and be continuing or would result therefrom;

(k)    at any time prior to the Second Lien Discharge Date, the Second Lien Notes; and

(l)    Debt arising under Swap Agreements permitted under Section 9.18 hereof.

Section 9.03.    Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a)    Liens securing the payment of any Obligations;

(b)    Excepted Liens;

(c)    Liens securing Capital Leases permitted by Section 9.02(c) but only on the Property under lease;

(d)    Liens existing on the date hereof and disclosed to the Lenders on Schedule 9.03;

(e)    at any time prior to the Second Lien Discharge Date, Liens on Property securing Second Lien Notes permitted by Section 9.02(k); provided, however, that (i) such Liens securing such Debt are junior in priority to the Liens securing the Obligations, this Agreement and the other Loan Documents pursuant to a Second Lien Intercreditor Agreement and (ii) both before and after giving effect to the incurrence of any such Lien, the Borrower is in compliance with Section 8.14(e); and

(f)    Liens on Property not constituting collateral for the Obligations and not otherwise permitted by the foregoing clauses of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(e) shall not exceed $1,000,000 at any time.

Section 9.04.    Dividends, Distributions and Redemptions; Redemption of Permitted Senior Debt.

(a)    Dividends, Distributions and Redemptions. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders, members or partners or make any distribution of its Property to its Equity Interest holders, provided that, so long as no Default has occurred and is continuing or will result therefrom and no Borrowing Base Deficiency then exists:

(i)    the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);

(ii)    Subsidiaries may declare and pay dividends and distributions ratably with respect to their Equity Interests;

(iii)    the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries; and

(iv)    the Borrower may declare and pay dividends to the Parent in an amount equal to the amount of any cash dividends declared and payable in accordance with the terms of the Series A Preferred Stock Certificate of Designation as in effect on the Sixth Amendment Effective Date on (I) the Initial Series A Preferred Stock, and (II) any additional shares of Series A Preferred Stock issued by the Parent as payment-in-kind of dividends on the Initial Series A Preferred Stock or on any additional shares of Series A

Preferred Stock issued as payment-in-kind of dividends on additional shares of Series A Preferred Stock contemplated by this clause (II), in each case, as and when such cash dividends are payable on such Series A Preferred Stock and at a rate per share not to exceed 9% per annum of the per share stated amount of such Series A Preferred Stock (which shall not exceed $1,000 per share), so long as, before and after giving effect to any such distribution, (x) no Default or Event of Default shall exist, (y) the Borrower shall be in pro forma compliance with a Total Debt to EBITDAX ratio not to exceed 2.75 to 1.00 (which shall be calculated using the results of the twelve-month period ending on the last day of the most recent fiscal quarter for which financial statements and a compliance certificate were delivered or required to be delivered in accordance with Sections 8.01(a), (b), or (c)), (y) after giving effect to any extensions of credit hereunder as of such date, the Borrowing Base Utilization Percentage shall be not more than 80%, and (z) prior to any such distribution, the Existing 8.750% Notes shall have been refinanced in full in accordance with the terms of this Agreement with the proceeds of Permitted Senior Debt and otherwise on terms reasonably acceptable to the Administrative Agent.

(b)    Redemption of Permitted Senior Debt and Amendment of Permitted Senior Debt Documents. The Borrower will not, and will not permit any Subsidiary to:

(i)    prior to the date that is 91 days after the Maturity Date call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Senior Debt; provided that, so long as no Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Borrower may optionally prepay Permitted Senior Debt, in whole or in part, with the proceeds of Permitted Senior Debt;

(ii)    amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Permitted Senior Debt or any Permitted Senior Debt Document related thereto if the effect thereof would be cause such Debt no longer to qualify as Permitted Senior Debt pursuant to the definition thereof;

(iii)    in the case of Second Lien Notes or any Second Lien Documents related thereto, amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any such Second Lien Notes or any Second Lien Document related thereto; provided, that nothing in this Section 9.04(b)(iii) shall limit or constrain the Borrower’s ability to comply with its obligations under Section 8.18(b); or

(iv)    designate any Debt (other than obligations of the Borrower and the Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation.

Section 9.05.    Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)    Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05;

(b)    accounts receivable arising in the ordinary course of business;

(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d)    commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody’s;

(e)    deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000 (or its equivalent in another currency);

(f)    deposits in money market funds investing exclusively in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);

(g)    Investments (i) made by the Borrower in or to the Guarantors, and (ii) made by any Subsidiary in or to the Borrower or any Guarantor;

(h)    Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or a Subsidiary with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, (ii) the interest in such venture is acquired in the ordinary course of business and on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $1,000,000;

(i)    Investments made by the Borrower or a Guarantor in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America, provided that (A) the Borrower shall be in compliance, on a pro forma basis after giving effect to any such Investment, with the financial covenants set forth in Section 9.01 recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, and (B) no Event of Default shall have occurred and be continuing or would result therefrom;

(j)    Permitted Employee Loans and other loans or advances to employees, managers, officers or directors in the ordinary course of business of the Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event all such amounts under this clause (j) not to exceed $600,000 in the aggregate at any time (which amount is in addition to the Investments otherwise permitted by this Section 9.05);

(k)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(k) exceeds $1,000,000;

(l)    Investments made by the Borrower or any Subsidiary in or to the Excluded Subsidiary in an amount not to exceed $2,000,000 in the aggregate at any time solely for the purpose of funding the acquisition by the Excluded Subsidiary of the corporate headquarters of the Borrower and its Subsidiaries; provided, that both immediately prior to and after giving effect thereto, no Default shall have occurred and be continuing or shall result therefrom; and

(m)    other Investments not to exceed $1,000,000 in the aggregate at any time.

Section 9.06.    Nature of Business; International Operations. The Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as currently conducted by it and business activities reasonably incidental thereto as an independent oil and gas exploration and production company with operations in the continental United States. From and after the date hereof, the Borrower and its Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or in the offshore federal waters of the United States.

Section 9.07.    Limitation on Leases. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding (a) Capital Leases, leases of Hydrocarbon Interests, and leases of drilling rigs, (b) leases of compression equipment not to exceed $5,000,000 in any period of twelve consecutive calendar months and (c) leases of corporate office space owned by the Excluded Subsidiary (any such lease, a “Headquarter Lease”) not to exceed the sum of (i) $1,000,000 in any period of twelve consecutive calendar months and (ii) any property taxes imposed by any Governmental Authority and required to be borne by the lessee under the terms of such Headquarter Lease), under leases or lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $1,000,000 in any period of twelve consecutive calendar months during the life of such leases; provided, that any obligation for the payment of rent incurred by the Borrower or any of its Subsidiaries under any Headquarter Lease pursuant to this Section 9.07 shall be at a rate that is no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.08.    Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09.    ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time:

(a)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.

(b)    terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, a Subsidiary or any ERISA Affiliate to the PBGC.

(c)    fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.

(d)    permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan.

(e)    permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in Section 4041 of ERISA.

(f)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.

(g)    acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.

(h)    incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.

(i)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.

(j)    amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, a Subsidiary or any ERISA Affiliate is required to provide material security to such Plan under Section 401(a)(29) of the Code.

Section 9.10.    Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11.    Mergers, Etc. Neither the Borrower nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person or liquidate or dissolve, except that any Wholly-Owned Subsidiary may merge with, or participate in a consolidation with, any other Wholly-Owned Subsidiary and the Borrower may merge with, or participate in a consolidation with, any Wholly-Owned Subsidiary so long as the Borrower is the continuing or surviving corporation.

Section 9.12.    Sale of Properties. The Borrower will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property (other than to the Borrower or a Guarantor) except for:

(a)    the sale of Hydrocarbons in the ordinary course of business, and the sale or other transfer in the ordinary course of business of Oil and Gas Properties (or interests therein) to which no proved reserves or oil or gas are attributed;

(b)    farmouts of undeveloped acreage or depths and assignments in connection with such farmouts and reassignments of Oil and Gas Property to a farmor upon expiration or termination of a farmout;

(c)    the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use;

(d)    provided no Event of Default has occurred and is continuing or would result therefrom, Asset Dispositions; provided that (i) 100% of the consideration received in respect of such Asset Disposition shall be cash, (ii) the consideration received in respect of such sale or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property disposed (as reasonably determined by the board of directors of the Borrower and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to that effect), and (iii) if applicable, the Borrowing Base shall be reduced, effective immediately upon such Asset Disposition in accordance with Section 2.07(e)(i), and if any Borrowing Base Deficiency shall result from such reduction, Borrower shall immediately prepay the Loans outstanding hereunder in an amount sufficient to eliminate such Borrowing Base Deficiency; and

(e)    sales and other dispositions of Properties not regulated by Section 9.12(a) to (d) having a fair market value not to exceed $1,000,000 during any 12-month period.

Section 9.13.    Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.14.    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate. The restrictions in this Section 9.14 do not apply to Restricted Payments permitted under Section 9.04 or to the terms of any additional Equity Investments in the Borrower.

Section 9.15.    Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b) and Section 8.14(c). The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(d). Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries and each Subsidiary shall be a Wholly-Owned Subsidiary.

Section 9.16.    Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments, the Permitted Senior Debt Documents, Capital Leases creating Liens permitted by Section 9.03(c) and, at any time prior to the Second Lien Discharge Date, the Second Lien Documents) which in any way prohibits or restricts (or which requires the consent of or notice to other Persons in connection therewith): (a) the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders, (b) any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, (c) paying any Debt owed to, the Borrower or any other Subsidiary, (d) making loans or advances to, or other Investments in, the Borrower or any other Subsidiary, or (e) transferring any of its assets to the Borrower or any other Subsidiary.

Section 9.17.    Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any Subsidiary to, (a) incur, become or remain liable for, any Material Gas Imbalance, or (b) except in those circumstances where in accordance with customary industry practice it would otherwise be prudent to do so and such actions or transactions individually or in the aggregate will not have a Material Adverse Effect, allow take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary that would require the Borrower or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor.

Section 9.18.    Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than:

(a)    Swap Agreements in respect of commodities:

(i)    which are for combined durations of not more than 60 months;

(ii)    with an Approved Counterparty; and

(iii)    the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, 90% of the reasonably anticipated Projected Production from total Proved Reserves during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, provided that

(A)    not more than 25% of total hedged volumes will be comprised of hedged volumes from properties other than Proved Developed Producing Reserves, as included in the most recently delivered SEC Report for each of crude oil and natural gas, calculated separately; and

(B)    the aggregate notional volumes of all such Swap Agreements (other than put and floor options and basis differential swaps on volumes already hedged pursuant to other Swap Agreements) in any current or future fiscal quarter, as listed in the most recently delivered Swap Agreement Certificate, shall not exceed 100% of gross volumes of crude oil and natural gas production for the most recently completed fiscal quarter, as set forth on the most recently delivered Production Report, for each of crude oil and natural gas, calculated separately;

At all times, clause (a)(iii) above shall be deemed to refer to the most recent SEC Report, Production Report and Swap Agreement Certificate received by the Administrative Agent, as applicable.

If any Swap Agreement Certificate reflects, or if the Borrower otherwise determines and so notifies the Administrative Agent, that after the end of any fiscal quarter the requirements of clause (a)(iii)(B) above are not met, then if requested by the Administrative Agent, the Borrower shall within 30 days of such request, terminate, create off-setting positions, or otherwise unwind or monetize existing Swap Agreements such that, at such time, the Borrower is then in compliance with the requirements of clause (a)(iii)(B) above.

(b)    Swap Agreements in respect of interest rates with an Approved Counterparty, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and the Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.

In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral (other than the Collateral) or margin to secure their obligations under such Swap Agreement or to cover market exposures. The restrictions in this Section 9.18 do not apply to the purchase of puts, floors or similar options, and the 90% limit above shall be calculated separately for price hedges and for basis hedges.

Section 9.19.    Marketing Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Subsidiaries that the Borrower or one of its Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e. corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.

Section 9.20.    Maintenance of Deposit Accounts. Subject to Section 8.18, the Borrower will not, and will not permit any Subsidiary to (a) open or maintain any deposit account, securities account or commodity account at or with any banking or other financial institution other than a Lender, (b) establish or maintain a deposit account, securities account or commodity account, without delivering to the Administrative Agent a control agreement signed by the Administrative Agent, the depository bank, the other parties thereto and the applicable Loan Party, and otherwise in form and substance reasonably satisfactory to the Administrative Agent, covering the applicable deposit account, securities account or commodity account, or (c) deposit or maintain Collateral (including the proceeds thereof) in a deposit account, securities account or commodities account that is not subject to a control agreement; provided, however, that the requirements of this Section 9.20 shall not apply to any Excluded Account.

Section 9.21.    Excluded Subsidiary. The Borrower shall not, nor shall it permit any of its Subsidiaries, other than the Excluded Subsidiary, to (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of the Excluded Subsidiary, (b) sell, assign, pledge, or otherwise transfer any of its properties to the Excluded Subsidiary, other than as permitted pursuant to Section 9.05(l), (c) make or permit to exist any loans, advances, or capital contributions to, or make any Investment in, or purchase or commit to purchase any Equity Interests or evidences of Debt of or interests in, the Excluded Subsidiary or in any properties of the Excluded Subsidiary, other than as permitted pursuant to Section 9.05(l), or (d) permit the Excluded Subsidiary to conduct any material business activities or own any material Property other than the following (and activities incidental thereto): (i) ownership and maintenance of the corporate headquarters of the Borrower and the Borrower’s Subsidiaries and the management of the use and access of the corporate headquarters by the Borrower and the Borrower’s Subsidiaries, (ii) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and the filing of tax reports and paying taxes and other customary obligations related thereto in the ordinary course (and contesting any taxes)), (iii) financing activities related to the foregoing, (iv) participating in tax, accounting and other administrative matters as a member of the consolidated group of the Borrower and its Subsidiaries, including compliance with applicable law and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees, (v) holding any cash and Cash Equivalents, (vi) entering into and performance of obligations with respect to contracts and other arrangements entered into in connection with the activities contemplated by this Section 9.21, and (vii) the performance of obligations under and compliance with its organizational documents, any demands or requests from or requirements of a Governmental Authority or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit.

ARTICLE X

Events of Default; Remedies

Section 10.01.    Events of Default. The occurrence or existence of any one or more of the following events shall constitute an “Event of Default”:

(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable (other than LC Disbursements which are repaid through an ABR Borrowing as permitted by Section 2.8(e) hereof), whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;

(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (except that to the extent any such representation or warranty is otherwise qualified by materiality, such representation or warranty shall be true and correct when made or deemed made);

(d)    the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(j), Section 8.01(n), Section 8.01(q), Section 8.02, Section 8.03, Section 8.14, Section 8.15, Section 8.17, Section 8.18 or in Article IX;

(e)    the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default;

(f)    the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable notice and cure period);

(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof;

(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws whether Federal, state or foreign, or similar law, now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law, whether Federal, state or foreign, or similar law, now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)    the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)    (i) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Subsidiary or any of their Affiliates shall so state in writing;

(m)    an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, will result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000 in any year;

(n)    There occurs under any Swap Agreement an early Termination Date (as defined in such Swap Agreement) resulting from (i) any event of default under such Swap Agreement to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap

Agreement), or (ii) any Termination Event (as so defined) under such Swap Agreement as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof constitutes Material Indebtedness;

(o)    a Change in Control shall occur;

(p)    an “Event of Default” shall occur under the Permitted Senior Debt Documents;

(q)    at any time prior to the Second Lien Notes being repaid pursuant to Section 8.18(b), a default or event of default, howsoever defined, shall occur under the Second Lien Documents and continues beyond any applicable notice, grace or cure periods; and

(r)    the Second Lien Intercreditor Agreement, after delivery thereof shall for any reason, except in connection with the repayment of the Second Lien Notes in accordance with Section 8.18(b) or to the extent otherwise permitted by the terms thereof, ceases to be in full force and effect and valid, binding and enforceable in accordance with its terms against the Borrower or any party thereto or holder of the Debt subordinated thereby or shall be repudiated by any of them, or any payment is made by the Borrower or any Loan Party in violation of the terms of the Second Lien Intercreditor Agreement.

Section 10.02.    Remedies.

(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations other than Obligations outstanding under Secured Swap Agreements and Secured Treasury Management Agreements of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations other than Obligations outstanding under Secured Swap Agreements and Secured Treasury Management Agreements of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c)    After the earliest to occur of (w) the exercise of remedies provided for in Section 10.02(a), (x) the maturity of the Loans, (y) the Loans automatically becoming due and payable, or (z) the LC Exposure has been required to be Cash Collateralized, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(i)    First, to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii)    Second, pro rata to payment or reimbursement of that portion of the Obligations constituting fees, expenses and indemnities payable to the Lenders;

(iii)    Third, pro rata to payment of accrued interest on the Loans;

(iv)    Fourth, pro rata to payment of principal outstanding on the Loans, Obligations owing to any Swap Lender, and Obligations owed to any Treasury Management Party;

(v)    Fifth, pro rata to any other Obligations and to serve as Cash Collateral to be held by the Administrative Agent to secure the LC Exposure; and

(vi)    Sixth, any excess, after all of the Obligations shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (v) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations owing to any Swap Lender and Obligations arising under Secured Treasury Management Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Lender or Treasury Management Party, as the case may be. Each Swap Lender and Treasury Management Party not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI hereof for itself and its Affiliates as if a “Lender” party hereto.

Notwithstanding the foregoing provisions of this subsection (c), or anything to the contrary herein or in any other Loan Document, no amount received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 10.02(c).

ARTICLE XI

The Agents

Section 11.01.    Appointment; Powers.

(a)    Each of the Lenders and the Issuing Bank hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Swap Lender and/or Treasury Management Party) and the Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 11.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Instruments, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article XI and Article XII (including Section 12.03(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 11.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.03.    Exculpatory Provisions.

(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 12.02 and 10.02)), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower, a Lender or the Issuing Bank.

(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Instruments, (v) the value or sufficiency of any of the Collateral, or (vi) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative

Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.05.     Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Loans as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 11.06.    Resignation of Administrative Agent and/or Issuing Bank.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, so long as no Event of Default then exists in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent (except for any indemnity, fees or other payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section) . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)    Any resignation by Citibank as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank. After the resignation of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit, including, without limitation, any Letter of Credit with an auto-extend feature (for the avoidance of doubt, the retiring Issuing Bank is authorized to notify any and each beneficiary of each Letter of Credit (in accordance with the terms of such Letter of Credit) that any such Letter of Credit will not be renewed, extended or increased, automatically or otherwise). Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank (except for any indemnity, fees or other payments owed to the retiring Issuing Bank), (ii) the retiring Issuing Bank shall be discharged from all of its respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

(c)    In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, the Issuing Bank may, upon prior written notice to the Borrower and the Administrative Agent, resign as Issuing Bank, effective at the close of business on a date specified in such notice (which date may not be less than 30 days after the date of such notice); provided that such resignation by the Issuing Bank will have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of the Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to the Issuing Bank.

Section 11.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 11.08.    No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Documentation Agents or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Bank hereunder. No Bookrunner, Arranger, Documentation Agent or Syndication Agent listed on the cover page hereof shall have or be deemed to have any fiduciary relationship with any Lender.

Section 11.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the

Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 3.05 and 12.03) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Section 11.10.    Collateral and Guaranty Matters.

(a)    Each of Lenders and the other Secured Parties (including each Lender in its capacity as a potential Swap Lender and/or Treasury Management Party), and the Issuing Bank, irrevocably authorize the Administrative Agent, at its option and in its discretion,

(i)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (x) upon termination of all of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made), (y) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (z) subject to Section 12.02, if approved, authorized or ratified in writing by the Required Lenders;

(ii)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.03; and

(iii)    to release any Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Article XI. In each case as specified in this Section 11.10, the

Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Instruments or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.10.

(b)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 11.11.    Secured Swap Agreements and Secured Treasury Management Agreements. No Swap Lender or Treasury Management Party that obtains the benefits of Section 10.02(c), any Guaranty Agreement or any Collateral by virtue of the provisions hereof or of any Guaranty Agreement or any Security Instrument shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Swap Agreements and/or Secured Treasury Management Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Swap Lender or Treasury Management Party, as the case may be.

ARTICLE XII

Miscellaneous

Section 12.01.    Notices.

(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic transmission, as follows:

(i)    if to the Borrower, to it at

Lonestar Resources America Inc.

600 Bailey Avenue, Suite 200

Fort Worth, TX 76107

Attention: Frank D. Bracken III

Facsimile: (817) 546-8641

Telephone: (817) 546-6400

fbracken@lonestarresources.com

(ii)    if to the Administrative Agent, to it at

Citibank, N.A.

2001 Ross Avenue, Suite 4300

Dallas, TX 75201-2998

Attention: Jarrod Bourgeois

Facsimile: (972) 419-3589

Telephone: (214) 647-0857

with a copy to the Administrative Agent at:

Citibank, N.A.

Commercial Syndications

Commercial Loan Operations

6801 Colwell Blvd, Irving, TX 75039

Attention: Cheryl Bradford

Facsimile: (866) 634-5642

Telephone: (469) 220-3204

if to the Issuing Bank, to it at

Citibank, N.A.

Commercial Syndications

Commercial Loan Operations

6801 Colwell Blvd, Irving, TX 75039

Attention: Cheryl Bradford

Facsimile: (866) 634-5642

Telephone: (469) 220-3204

(iii)    if to a Lender, to it at its address (or facsimile number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II, Article III, Article IV and Article V if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)    Any party hereto may change its address or facsimile number or email address for notices and other communications hereunder by notice to the other parties hereto.

(d)    (i) Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or the other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

(iii)    Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, any of the other Loan Parties, or their securities for purposes of United States Federal or state securities laws.

Section 12.02.    Waivers; Amendments.

(a)    No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.02 for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.08 (subject to the terms of Section 4.01), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 4.01, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

(b)    Neither this Agreement nor any provision hereof nor any other Loan Document or any provision thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall

(i)    increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such Lender,

(ii)    increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 in any manner without the consent of each Lender,

(iii)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Loan Document, without the written consent of each Lender affected thereby,

(iv)    postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby,

(v)    change Section 4.01(b) or Section 4.01(c) or Section 10.02(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby and if applicable, each Swap Lender and each Treasury Management Party affected thereby,

(vi)    waive or amend Section 3.04(c), Section 6.02, Section 8.14, Section 10.02(c), Section 11.11 or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary” or “Subsidiary”, without the written consent of each Lender affected thereby,

(vii)    release any Guarantor (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), without the written consent of each Lender affected thereby, or

(viii)    change any of the provisions of this Section 12.02(b) or the definition of “Required Lenders”, “Majority Lenders”, “Super Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender affected thereby;

provided further that, notwithstanding the foregoing or any other provision to the contrary, (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be, and (B) nothing in this Section 12.02 shall cause any waiver, amendment, modification or consent to (I) any fee letter between the Borrower and any Lender, Agent or the Administrative Agent or Issuing Bank to require the consent of the Majority Lenders, (II) any Letter of Credit Agreements between the Borrower or any Subsidiary of the Borrower and the Issuing Bank to require the consent of the Majority Lenders, (III) any Letter of Credit issued by the Issuing Bank pursuant to the terms of this Agreement to require the consent of the Majority Lenders except as specifically required by Section 2.08 ,(IV) any Swap Agreement, to require the consent of the Majority Lenders, or (V) any Treasury Management Agreement to require the consent of the Majority Lenders.

(c)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove of any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Defaulting Lender.

Section 12.03.    Expenses, Indemnity; Damage Waiver.

(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of outside counsel (limited to one counsel and, if reasonably necessary, a single local counsel in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions)) and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND THE ISSUING BANK, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, PENALTIES AND RELATED EXPENSES (INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY PERSON OR BY THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR OTHER LOAN PARTIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR OTHER LOAN PARTIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE

IS A PARTY THERETO, PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES, PENALTIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER OR ANY OTHER LOAN PARTY AGAINST AN INDEMNITEE FOR MATERIAL BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER OR SUCH LOAN PARTY HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c)    To the extent that the Borrower for any reason fails to indefeasibly pay any amount required to be paid by it to any Agent (or any sub-agent thereof), the Arranger or the Issuing Bank or any Related Party of the foregoing under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent (or any such sub-agent), the Issuing Bank, or such Related Party as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the total Revolving Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Bank solely in its capacity as such, only the Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Bank in connection with such capacity.

(d)    To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    All amounts due under this Section 12.03 shall be payable promptly, but in any event not later than ten days after demand therefor.

(f)    The provisions of this Section 12.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank.

Section 12.04.    Successors and Assigns.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that in each case any such assignment shall be subject to the following conditions:

(i)    Minimum Amounts.

(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case) or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof and provided, further, that the Borrower’s consent shall not be required during the primary syndication of the Loans;

(B)    the consent of the Administrative Agent shall be required for assignments in respect of the Loans or any unfunded Commitments if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)    the consent of the Issuing Bank shall be required for any assignment in respect of the Loans or any unfunded Commitment.

(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) to any Loan Party or any of Affiliate of any Loan Party or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Article V and Section 12.03 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Dallas, Texas, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (except (x) a natural Person or (y) any Loan Party or any Subsidiary of a Loan Party or any Affiliate of an Loan Party

or Subsidiary of a Loan Party) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Bank and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.03(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Sections 12.02(b) to the extent that it affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article V (subject to the requirements and limitations therein, including the requirements under Section 5.03(g) (it being understood that the documentation required under Section 5.03(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.04 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.04(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)    Prohibited Transfer. Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Subsidiaries to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05.    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by the Borrower and the other Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b)    To the extent that any payments on the Obligations or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06.    Counterparts; Integration; Effectiveness; Electronic Signatures.

(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c)    Except as provided in Section 6.01, this Agreement shall become effective on the Effective Date when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(d)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 12.07.    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (of whatsoever kind and in whatever currency, including, without limitation, obligations under Swap Agreements and Treasury Management Agreements) at any time owing by such Lender or the Issuing Bank, or any such Affiliate, to or for the credit or the account of the Borrower, any Subsidiary, or other Loan Party against any and all of the obligations of the Borrower, any Subsidiary, or other Loan Party now or hereafter existing under this Agreement or any other Loan Documents to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower, such Subsidiary or such Guarantor may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.10 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.09.    Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a)    Governing Law. This Agreement and the other Loan Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of Texas.

(b)    Submission to Jurisdiction. The parties hereto irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of Texas sitting in Dallas County, and of the United States District Court of the Northern District of Texas, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such Texas State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(c)    Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

(e)    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.10.    Headings. Article and Section headings and the Table of Contents used herein and in the other Loan Documents are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement or any other Loan Document.

Section 12.11.    Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Loans or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans; (h) with the consent of the Borrower; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, the Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries; provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Lenders acknowledges and agrees that (a) the Information may include material non-public information concerning the Borrower or another Loan Party, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.

Section 12.12.    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13.    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO

AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14.    Collateral Matters; Swap Agreements; Treasury Management Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Obligations shall also extend to and be available to any Swap Lender and any Treasury Management Party with respect to amounts payable by the Borrower, any Subsidiary, and any Guarantor under any Secured Swap Agreement and/or Secured Treasury Management Agreement on a pari passu basis with respect to repayment of principal outstanding on Loans due under this Agreement. Except as otherwise provided in Section 12.02(b)(v), no Swap Lender or Treasury Management Party shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements or Treasury Management Agreements. All Swap Agreements between the Borrower or any Subsidiary and any Swap Lender are independent agreements governed by the terms thereof and will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loans created under this Agreement except as otherwise provided in said Swap Agreement, and any payoff statement from any Lender relating to this Agreement shall not apply to said Swap Agreement with such Swap Lender except as otherwise expressly provided in such payoff statement. All Treasury Management Agreements between the Borrower and any Treasury Management Party are independent agreements governed by the terms thereof and will remain in force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Loans created under this Agreement except as otherwise provided in said Treasury Management Agreement, and any payoff statement from any Lender relating to this Agreement shall not apply to said Treasury Management Agreement with such Treasury Management Party except as otherwise expressly provided in such payoff statement.

Section 12.15.    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.16.    No Advisory or Fiduciary Responsibility. The Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that in connection with all aspects of (x) the transaction evidenced by this Agreement and the other Loan Documents, (y) the Transactions and (z) each other transaction contemplated hereby and by the other Loan Documents (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) that:

(a)    (i) the arranging and other services regarding this Agreement and the other Loan Documents provided by the Agents and the Arrangers, are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the other Agents and each of the Arrangers, on the other hand,

(ii)    each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and

(iii)    the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents;

(b)    (i) each of the Administrative Agent, the other Agents and each of the Arrangers, is, and has been, acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person;

(ii)    none of the Administrative Agent, the other Agents nor any of the Arrangers has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents;

(iii)    any of the Administrative Agent, the other Agents and the Arrangers, and any of their respective Affiliates, may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the other Agents nor any of the Arrangers has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates.

To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, any of the other Agents or any of the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby and by the other Loan Documents.

Section 12.17.    Time of the Essence. Time is of the essence of the Loan Documents.

Section 12.18.    USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

Section 12.19.    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Section 12.20.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 12.21.     Concerning the Second Lien Intercreditor Agreement. Upon approval of the Second Lien Intercreditor Agreement by the Majority Lenders, each Lender (a) consents to the Lien priorities provided for in the Second Lien Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Second Lien Intercreditor Agreement, and (c) authorizes and instructs the Administrative Agent to enter into the Second Lien Intercreditor Agreement as first lien agent, collateral agent and any other agent capacity specified therein. The foregoing provisions are intended as an inducement to the Lenders to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Second Lien Intercreditor Agreement.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
Citibank, N.A.	28.125000000%	$140,625,000.00
ABN AMRO Capital USA LLC	23.437500000%	$117,187,500.00
JPMorgan Chase Bank, N.A.	20.312500000%	$101,562,500.00
Comerica Bank	9.375000000%	$46,875,000.00
BOKF, N.A.	7.500000000%	$37,500,000.00
Barclays Bank PLC	5.625000000%	$28,125,000.00
Compass Bank	5.625000000%	$28,125,000.00

TOTAL	100.000000000%	$500,000,000.00

SIXTH AMENDMENT – Annex I

EXHIBIT D

[See attached.]

SIXTH AMENDMENT – Exhibit D

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the                      of LONESTAR RESOURCES AMERICA INC., a Delaware corporation (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of July 28, 2015 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, CITIBANK, N.A., as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)    The representations and warranties of the Borrower and the Guarantors contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower or the Guarantors pursuant to the Agreement and the Loan Documents were true and correct in all material respects when made (without duplication of materiality), and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof (without duplication of materiality), except to the extent such representations and warranties are expressly limited to an earlier date or the Required Lenders have expressly consented in writing to the contrary.

(b)    The Borrower and the Guarantors have performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by them prior to or at the time of delivery hereof [or specify default and describe].

(c)    Since             , 20    , no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)    As of the date hereof, there exists no Default or Event of Default [or specify Default and describe].

(e)    Attached hereto as Schedule 1 are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 of the Agreement as of the end of the [fiscal quarter][fiscal year] ending [                    ].

(f)    There has been no change in GAAP or in the application thereof since the date of the most recently delivered audited financial statements delivered pursuant to Section 8.01(a) of the Agreement [or specify such change(s) and the effect(s) of such change(s) on such financial statements]

EXECUTED AND DELIVERED this      day of             , 20    .

LONESTAR RESOURCES AMERICA INC.

By:
Name:
Title:

SIXTH AMENDMENT – Exhibit D

For the Quarter/Year ended                      (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 9.01(a) – Ratio of Total Debt to EBITDAX.

	A.	Total Debt[2]

		1.	Debt, less	$

		2.	non-cash obligations under ASC 815, less	($ )

		3.	accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) incurred in the ordinary course of business which are not greater than 90 days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP, less	($ )

		4.	Debt permitted under Section 9.02(d) of the Agreement that is secured by cash or cash equivalents in amounts equal to such Debt, equals	($ )

		5.	Total Debt	$

	B.	EBITDAX[3]

		1.	net income, less	$

		2.	non-cash revenue or expense associated with Swap	($ )

[2]	For the Borrower and the Consolidated Subsidiaries on a consolidated basis.
[3]

For the Borrower and the Consolidated Subsidiaries on a consolidated basis. EBITDAX shall be calculated at the end of each fiscal quarter using the results of the twelve-month period ending with that fiscal quarter end; provided, that (i) for purposes of calculating EBITDAX for the period ending September 30, 2017, EBITDAX shall be calculated using an amount equal to the EBITDAX for the fiscal quarter ending on such date multiplied by four; (ii) for purposes of calculating EBITDAX for the period ending December 31, 2017, EBITDAX shall be calculated using an amount equal to the EBITDAX for the fiscal quarter ending on such date multiplied by two; and (iii) for purposes of calculating EBITDAX for the period ending March 31, 2018, EBITDAX shall be calculated using an amount equal to the EBITDAX for the fiscal quarter ending on such date multiplied by 4/3. For the purposes of calculating EBITDAX for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Disposition, EBITDAX for such Reference Period shall be calculated on a pro forma basis as if such Material Disposition occurred on the first day of such Reference Period, and (ii) if during such Reference Period the Borrower or any Subsidiary shall have made a Material Acquisition, EBITDAX for such Reference Period shall be calculated on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.

SIXTH AMENDMENT – Exhibit D

Agreements resulting from ASC 815, less

		3.	income or plus loss from discontinued operations and extraordinary items, plus	($ )

		4.	income taxes (including franchise taxes to the extent based upon that income), plus	$

		5.	interest expense, plus	$

		6.	depreciation, plus	$

		7.	accretion of asset retirement obligations, plus	$

		8.	depletion, plus	$

		9.	amortization, plus	$

		10.	IDC and other exploration expenses deducted in determining net income under successful efforts accounting, plus	$

		11.	the amount of dividends or other similar distributions actually paid in cash by the Excluded Subsidiary to the Borrower or any Subsidiary during such period, equals	$

		12.	EBITDAX	$

	C.	Ratio (Line I.A.5 ÷ Line I.B.12)		to 1.0

Maximum Permitted: 4.0 to 1.0

II.	Section 9.01(b) – Current Ratio

	A.	consolidated current assets of the Borrower and its Consolidated Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under ASC 815):		$

	B.	consolidated current liabilities of the Borrower and its Consolidated Subsidiaries (excluding non-cash obligations under ASC 815 and current maturities under the Agreement)		$

	C.	Ratio (Line II.A ÷ Line II.B)		to 1.0

Minimum Required: 1.0 to 1.0

SIXTH AMENDMENT – Exhibit D

EXHIBITS J-1 – J-4

[See attached.]

SIXTH AMENDMENT – Exhibits J-1 – J-4

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of July 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LONESTAR RESOURCES AMERICA INC., and each Lender from time to time party thereto, and CITIBANK, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (x) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (y) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT J-1, Form of U.S. Tax Compliance Certificate – Solo Page

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of July 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LONESTAR RESOURCES AMERICA INC., and each Lender from time to time party thereto, and CITIBANK, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or IRS W-8BEN, as applicable. By executing this certificate, the undersigned agrees that (x) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (y) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT J-2, Form of U.S. Tax Compliance Certificate – Solo Page

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of July 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LONESTAR RESOURCES AMERICA INC., and each Lender from time to time party thereto, and CITIBANK, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS W-8BEN, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS W-8BEN, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (x) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (y) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT J-3, Form of U.S. Tax Compliance Certificate – Solo Page

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS

FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is hereby made to the Credit Agreement dated as of July 28, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among LONESTAR RESOURCES AMERICA INC., and each Lender from time to time party thereto, and CITIBANK, N.A., as Administrative Agent.

Pursuant to the provisions of Section 5.03 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or IRS W-8BEN, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or IRS W-8BEN, as applicable from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (x) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (y) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:              , 20[    ]

EXHIBIT J-4, Form of U.S. Tax Compliance Certificate – Solo Page

ANNEX II

FORM OF

SOLVENCY CERTIFICATE

[Date]

This Solvency Certificate is delivered pursuant to Section 6(h) of the Sixth Amendment and Joinder to Credit Agreement (the “Amendment”) dated as of the date hereof, among LONESTAR RESOURCES AMERICA INC., a Delaware corporation (“Borrower”), the Guarantors party thereto, CITIBANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”), the financial institutions party thereto as Lenders (as defined in that certain Credit Agreement, dated as of July 28, 2015, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof and as amended by the Amendment (the “Credit Agreement”)) (including the New Lender (as defined in the Amendment)). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by the Amendment.

The undersigned hereby certifies, solely in his capacity as an officer of the Borrower and not in his individual capacity, as follows:

1.    I am the Chief Financial Officer of the Borrower. I am familiar with the Transactions, and have reviewed the Credit Agreement, the Amendment, financial statements most recently delivered pursuant to Section 8.01 of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.

2.    After giving effect to the transactions contemplated by the Credit Agreement, as amended by the Amendment, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

3.    The financial information and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were fair and reasonable when made and were made in good faith and continue to be fair and reasonable as of the date hereof.

SIXTH AMENDMENT – Annex II

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

LONESTAR RESOURCES AMERICA INC.

By:
Name:
Title:

SIXTH AMENDMENT – Annex II